UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by Party other than the Registrant	☐

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

HUNTMOUNTAIN RESOURCES LTD.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

HUNTMOUNTAIN RESOURCES LTD.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Our Shareholders:

A Special Meeting of Shareholders of HuntMountain Resources Ltd., a Washington corporation, or the “Company,” will be held at  1611 N. Molter Rd, Suite 201, Liberty Lake, WA  99019 on August 13, 2010, 2010, at 8:00 am., Pacific time, for the following purposes:

To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of the Company pursuant to a plan of complete dissolution and liquidation in the form attached to the accompanying proxy statement as Annex A.

The foregoing matters are described in more detail in the accompanying proxy statement. A copy of the plan of complete dissolution and liquidation, or “Plan of Dissolution,” is included with the proxy statement as Annex A. You are encouraged to read the entire proxy statement carefully. In particular, you should consider the discussion entitled “Risk Factors” beginning on page ____.

The Company’s board of directors has fixed the close of business on July 22, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. Each share of Company common stock is entitled to one vote on all matters presented at the special meeting and any adjournments or postponements thereof.

Holders of the Company’s common stock are not entitled to assert dissenters’ rights with respect to the Plan of Dissolution under Chapter 23B.13 of the Washington Business Corporation Act.

This notice and the accompanying proxy statement and related materials are first being mailed to holders of record of our common stock on the record date on or about July 22, 2010.

We hope you can attend the special meeting. However, whether or not you plan to attend, please complete, sign, date and return the accompanying proxy card as soon as possible in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person if you wish. The proposal to approve the Plan of Dissolution requires the affirmative vote of at least two-thirds of the outstanding shares of our common stock. Therefore, it is very important that your shares be represented.

The Company’s board of directors has approved the Plan of Dissolution and determined that it is advisable and in the best interests of the Company and its shareholders. The board of directors unanimously recommends that you vote “FOR” approval of the proposal described in the accompanying proxy statement.

A copy of the Company’s annual report on Form 10-K for the year ended December 31, 2008, which contains important business and financial information about the Company and should be read carefully, is being delivered with this notice and proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Tim Hunt
Chairman, President, and Chief Executive Officer
July 15, 2010, 2010
Liberty Lake, Washington

YOUR VOTE IS IMPORTANT!

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU SHOULD READ THE ACCOMPANYING PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME OR BRING AN ACCOUNT STATEMENT OR LETTER FROM THE NOMINEE INDICATING YOUR BENEFICIAL OWNERSHIP AS OF THE RECORD DATE. A FAILURE TO VOTE YOUR SHARES WILL HAVE THE EFFECT OF A VOTE AGAINST THE PLAN OF DISSOLUTION.

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To understand fully the legal requirements for the voluntary dissolution of HuntMountain Resources Ltd. under Washington law and the special meeting and for a more complete description of the terms of the plan of complete dissolution and liquidation, you should carefully read this entire proxy statement and the document delivered with and incorporated by reference into this proxy statement. See “Incorporation by Reference.” As used in this proxy statement, unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” and “Eden” refer to HuntMountain Resources Ltd., a Washington corporation.

APPROVAL OF PLAN OF COMPLETE DISSOLUTION AND LIQUIDATION

HuntMountain Resources Ltd.
We are in the business of acquiring, exploring and developing mineral properties, primarily those containing gold, silver and associated base metals. Through our partially owned  subsidiary, Hunt Mining Corp., we hold mining claims in Santa Cruz province, Argentina.  In this proxy statement, we refer to this business as our “Mining Business,” to this market as our “Mineral Market” and to these products as our “Mining Products.”

You can find more information about us in the document that is delivered with and incorporated by reference into this proxy statement. See “Incorporation by Reference” on page ____ and “Where You Can Find More Information” on page ____.

Plan of Dissolution
At the special meeting, the shareholders will be asked to consider and vote upon a proposal to voluntarily dissolve and liquidate our company and, subject to the requirements of Washington law, distribute to our shareholders available cash and any non-cash assets. On Feburary 18, 2010, our board of directors approved a plan of complete dissolution and liquidation in the form attached to this proxy statement as Annex A, subject to shareholder approval. For more information on the background and reasons for the plan of dissolution, see “Approval of Plan of Dissolution — Background and Reasons for the Proposed Dissolution and Liquidation” beginning on page ____.

If the plan of dissolution is approved by our shareholders, our board of directors may amend, modify or abandon the plan of dissolution under the circumstances set forth in “Approval of Plan of Dissolution — Principal Provisions of the Plan of Dissolution — Amendment, Modification or Abandonment of Plan” on page ____.

Estimated Liquidating Distributions (
It is expected that there will be a one time only liquidating distribution to be made  to the holders of record of our common stock at the close of business on the effective date.  The liquidating distribution will be made pro rata in accordance with the respective number of shares of common stock held of record on the effective date.  It is expected that only common stock of our partially owned subisidiary, Hunt Mining Corp. will be distributed and it is expected that no cash or other property will be distributed. Prior to the making of the liquidating distribution, our management must determine that all assets and liabilities have been properly been disposed off except for the assets to be distributed.  Furthermore management must ensure that the requirements of all state and federal regulations are met before the distribution can be made.

Based on information presently available, we estimate that holders of record of our common stock at the close of business on the effective date  may receive  a  distribution of between .30 and .38 shares of Hunt Mining Corp.  per share. Due to the steps and various regulations involved we are unable to estimate when the distribution will be made but we anticipate that it will be at least three months after the effective date.

Many of the factors influencing the  distribution to our shareholders as a liquidating distribution cannot be currently quantified with certainty and are subject to change. Accordingly, at the time you vote on the proposal to approve the plan of dissolution, you will not know the exact amount of any liquidating distributions that you may receive. You may receive substantially less than the amount we currently estimate, or you may not receive any liquidating distributions. The estimated liquidating distributions are not guarantees and do not reflect the total range of possible outcomes.

Absence of Dissenters’	Under Washington law, our shareholders are not entitled to dissenters’ rights in connection with the transactions contemplated by the plan of dissolution.

Interests of Management in the Dissolution
Our directors currently hold options to purchase an aggregate of 300,000 shares of our common stock that will automatically terminate immediately prior to the effective date of dissolution. Because the exercise prices of the options held by our directors are greater than the estimated per share liquidating distribution payable under the plan of dissolution, we do not expect that our directors will exercise any options prior to the effective date. See “Security Ownership of Certain Beneficial Owners and Management” beginning on page ____ for information on the number of shares and options held by our directors.

Following dissolution, we will continue to:

•
indemnify our officers, directors, employees and agents in accordance with our articles of incorporation and bylaws for actions taken in connection with the plan of dissolution and the winding up of our business and affairs; and

• compensate our officers, directors and employees in connection with their services provided in connection with the implementation of the plan of dissolution.

Certain Material U.S. Federal Income Tax Consequences
After the effective date of dissolution and until our liquidation is completed, we will continue to be subject to U.S. federal income tax on our taxable income, if any. We currently do not anticipate that our dissolution and liquidation pursuant to the plan of dissolution will produce a material corporate tax liability for U.S. federal income tax purposes.

According to Section 354 of the Internal Revenue Code,  shareholders generally will transfer their tax basis and holding period in their shares of the Company to their newly received shares of Hunt Mining Corp.

 Shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of our dissolution and liquidation pursuant to the plan of dissolution. Do not contact the Company with tax or legal questions.

Accounting Treatment	If our shareholders approve the plan of dissolution, we will change our basis of accounting from the going-concern basis to the liquidation basis.

Required Vote
The approval of the plan of dissolution requires the affirmative vote of at least two-thirds of the outstanding shares of our common stock. Only shares voted “FOR”  the proposal to Dissolve the Company, including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” approval of the plan of dissolution. Abstentions from voting and broker non-votes will have the same effect as votes against the proposal.

Voting by our Directors, Executive Officer and Certain Shareholders
Members of our board of directors who beneficially owned as of July 1, 2010 an aggregate of approximately 90% of the outstanding shares of common stock have indicated that they will vote in favor of the plan of dissolution.

Voting Procedures
All shareholders may vote by mail. If you attend the special meeting and wish to vote in person, you may request a ballot when you arrive. If your shares are held in the name of your bank, broker or other nominee and you would like to vote in person at the special meeting, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on July 22, 2010, the record date for the special meeting.

Revocation of Proxy	Any proxy given may be revoked by the person giving it at any time before it is voted at the special meeting. Proxies may be revoked by any of the following means:

	•	signing and delivering a new proxy card relating to the same shares and bearing a later date to us;

	•	delivering a written notice of revocation bearing a later date than the date of your proxy card; or

	•	attending the special meeting and voting in person. However, your attendance at the special meeting will not, by itself, revoke your proxy.

Recommendation of our Board of Directors
Our board of directors has determined that the voluntary dissolution and liquidation of our company pursuant to the plan of dissolution is advisable and in the best interests of our company and our shareholders. Our board of directors has approved the plan of dissolution and unanimously recommends that shareholders vote “FOR” the Plan of Dissolution.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:           Why am I receiving this document?

A:           You are receiving this proxy statement and the enclosed proxy card from us because you held shares of our common stock at the close of business on July 22, 2010, the record date for the special meeting, and are entitled to vote at the special meeting to be held on August 13, 2010. This proxy statement and the accompanying materials are being mailed to our shareholders beginning on or about July 23, 2010. This proxy statement and the accompanying materials contain important information about the items to be voted upon at the special meeting, and we recommend that you read them in their entirety. The enclosed proxy card allows you to vote your shares by proxy without attending the special meeting.

Q:           Are there risks I should consider before deciding on the proposals?

A:           Yes. You should carefully consider the risk factors beginning on page ____ in evaluating whether to approve the plan of dissolution. These risk factors should be considered along with any other information included in, delivered with or incorporated by reference into this proxy statement, including any forward-looking statements made in, delivered with or incorporated by reference into this proxy statement. See “Special Note Regarding Forward-Looking Statements.”

Q:           Should I send in my stock certificates now?

A:           No. You should not forward your stock certificates before receiving instructions to do so. As a condition to the receipt of any liquidating distribution, our board of directors, in its discretion, may require our shareholders to (i) surrender to us their certificates evidencing their shares of common stock or (ii) furnish us with evidence satisfactory to our board of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to our board. If the surrender of stock certificates will be required following the dissolution, we will send you written instructions regarding such surrender. Any liquidating distributions otherwise payable by us to shareholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such shareholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the laws relating to unclaimed property).

Q:           Can I still sell my shares?

A:           Prior to the effective date of dissolution, our common stock will continue to trade on the Pink Sheets operated by the Financial Industry Regulatory Authority (the “OTC”), and your shares may be sold or otherwise transferred consistent with current requirements. If the plan of dissolution is approved by the shareholders, our board of directors intends to delist our common stock from trading on the OTC and close our stock transfer books as of the effective date of dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. From and after the effective date of dissolution, and subject to applicable law, our outstanding common stock will be deemed cancelled and shareholders will cease to have any rights in respect of our common stock, except the right to receive distributions pursuant to the plan of dissolution. See “Approval of Plan of Dissolution — Principal Provisions of the Plan of Dissolution.”

Q:           What if my shares are held in “street name” by a broker?

A:           If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, your nominee, as the record holder of the shares, is required to vote your shares in accordance with your instructions. You should follow the directions provided by your nominee regarding how to instruct your nominee to vote your shares.

Q:           How many shares must be present to hold the special meeting?

A:           A quorum must be present at the special meeting for any business to be conducted. The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum. Your shares will be considered part of the quorum if you return a signed and dated proxy card, or if you vote at the special meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the special meeting.

Q:           What happens if I do not give specific voting instructions?

A:           Shareholders of Record. If you are a shareholder of record and you:

•	indicate when voting on that you wish to vote as recommended by our board of directors; or
•	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the special meeting and any adjournments or postponements thereof. We know of no other business to be presented at the special meeting, and no other matters properly may be presented for a vote at the special meeting.

           Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name by a broker, bank or other nominee and do not provide the nominee who holds your shares with specific voting instructions, the nominee will inform our inspector of election that it does not have the authority to vote on the proposals with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. A broker non-vote will have the effect of a vote against the proposal to approve the plan of dissolution. Please provide voting instructions to the nominee that holds your shares by carefully following their instructions.

Q:           Can I vote in person at the special meeting?

A:           If you attend the special meeting and wish to vote in person, you may request a ballot when you arrive. If your shares are held of record in the name of a bank, broker or other nominee and you would like to vote in person at the special meeting, you must bring to the special meeting an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on July 22, 2010, the record date for the special meeting. Even if you plan to attend the special meeting, please complete, sign, date and return the accompanying proxy card as soon as possible in the enclosed envelope. You can revoke your proxy or change your vote at the special meeting. See “The Special Meeting — Revocation of Proxy.”

Q:           What do shareholders need to do now?

A:           After carefully reading and considering the information contained in this proxy statement and the document delivered with and incorporated by reference into this proxy statement, each shareholder should  complete, sign and date his or her proxy card and return it in the enclosed envelope as soon as possible so that his or her shares may be represented at the special meeting.

Q:           Who should I contact with questions?

A:           If you have any additional questions about the special meeting or the proposals presented in this proxy statement, you should contact:

Tim Hunt, President
HuntMountain Resources Ltd.
1611 North Molter Road, Suite 201
Liberty Lake, WA   99019
Telephone: (509) 892-5287

HUNTMOUNTAIN RESOURCES LTD.
1611 North Molter Road, Suite 201
Liberty Lake, WA   99019

THE SPECIAL MEETING

General

This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies on behalf of our board of directors to be used at a special meeting of shareholders to be held at our principle executive office  at 8:00 a.m., Pacific time, on August 13, 2010, and any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. This proxy statement and the accompanying proxy card and related materials are first being mailed to holders of record of our common stock on the record date on or about July 22, 2010.

Our principal executive office is located at 1611 North Molter Road, Suite 201, Liberty Lake, WA   99019, and our telephone number at our principal executive office is (509) 892-5287.

Proposal

At the special meeting, our shareholders will consider and vote upon a proposal to approve the voluntary dissolution and liquidation of the Company pursuant to a plan of complete dissolution and liquidation in the form attached to this proxy statement as Annex A.

In this proxy statement, we refer to the plan of complete dissolution and liquidation as the “Plan of Dissolution.”

Record Date and Voting Securities

Only holders of record of our common stock on July 22, 2010, the record date for the special meeting, are entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. At the close of business on the record date, there were approximately 80,906,355 shares of our common stock outstanding held by approximately 1,421 holders of record.

Each holder of common stock is entitled to one vote for each share of common stock held of record on the record date. Holders of common stock are entitled to vote on all proposals properly presented at the special meeting. Shares cannot be voted at the special meeting unless the holder thereof is present or represented by proxy.

Quorum

Under Washington law, a quorum consisting of a majority of the shares entitled to vote must be represented in person or by proxy for the transaction of business at the special meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. “Broker non-votes,” which occur when a broker has not received customer instructions and indicates that the broker does not have discretionary authority to vote a particular matter on the proxy card, also will be deemed present for purposes of determining whether a quorum is achieved.

Required Votes

Required Vote for Proposal. The proposal to approve the Plan of Dissolution will be adopted if approved by the affirmative vote of at least two-thirds of the outstanding shares of our common stock. Abstentions from voting and broker non-votes will have the effect of a vote against the Plan of Dissolution.

Our board of directors unanimously recommends voting “FOR” approval of the Proposal to Dissolve the Company.

Voting Procedures

Proxies

Our board of directors has selected Tim Hunt, the person named as proxy in the proxy card accompanying this proxy statement, to serve as proxy at the special meeting. Mr. Hunt is president, chief executive officer, one of our directors and chairman of the board. The shares of common stock represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, the proxy will be voted in favor of dissolving the Company. The proxy cards also confer discretionary authority to vote the shares authorized to be voted thereby on any matter that properly may be presented for action at the special meeting and any adjournments or postponements thereof. We know of no other business to be presented at the special meeting, and no other matters properly may be presented for a vote at the special meeting.

All shareholders may vote by mail. To vote by mail, please sign, date and mail your proxy card in the envelope provided.

Washington law specifically permits a shareholder to authorize another person to act as his or her proxy by transmitting or authorizing the transmission of a recorded telephone call, voice mail, or other electronic transmission to the person who will act as proxy or to a proxy solicitation firm, proxy support service organization or similar agent acting on behalf of the person who will act as proxy. The transmission must include information, including any security or validation controls used, from which it can reasonably be determined that the transmission was authorized by the shareholder. The inspector of election must specify what information it relied upon in determining the validity of the transmission, and we must obtain copies of the transmission and retain such copies for a period of not less than 60 days after the vote.

If your shares are held of record in the name of a bank, broker or other nominee you should follow the separate instructions that the nominee provides to you. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

If the special meeting is postponed or adjourned for any reason, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

In Person at the Special Meeting

If you attend the special meeting and wish to vote in person, you may request a ballot when you arrive. If your shares are held of record in the name of your bank, broker or other nominee and you would like to vote in person at the special meeting, you must bring to the special meeting an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on  July 22, 2010, the record date for the special meeting.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Revocation of Proxy

You may revoke a proxy or change your vote at any time by taking any of the following actions before your proxy is voted at the special meeting:

•	delivering a written notice of revocation bearing a date later than the date of your proxy card to the address below;

•	signing and delivering to the address below a new proxy card relating to the same shares and bearing a later date; or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

You should send any notice of revocation or completed new proxy card, as the case may be, to HuntMountain Resources, Ltd. at the following address: 1611 N. Molter, Ste 201, Liberty Lake, WA  99019.

Expenses of Solicitation

We will bear all the expenses associated with the solicitation of proxies in connection with the special meeting. We have not retained a solicitation.  We estimate the expenses of the proxy solicitation to be in the neighborhood of $75,000.00.

Abstentions and Broker Non-Votes

Only shares voted “FOR” the dissolution of the Company  including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” the approval of the Plan of Dissolution.

Brokers, banks and other nominees who hold shares of our common stock in street name for a customer who is the beneficial owner of those shares may not exercise voting authority on the customer’s shares with respect to the actions proposed in this proxy statement without specific instructions from the customer. If you are a beneficial owner of shares held in street name and you do not provide your broker with specific voting instructions, your broker will inform our inspector of election that it does not have authority to vote on the proposals with respect to your shares. This is generally referred to as a “broker non-vote.” Your broker will vote your shares only if you provide instructions by filling out the voter instruction form sent to you by your broker with this proxy statement. Accordingly, you are urged to complete, sign, date and return the enclosed proxy card to indicate your vote and fill out the voter instruction form, if applicable.

Abstentions and broker non-votes will be included in determining the presence of a quorum at the special meeting, but will have the same effect as voting against the approval of the Plan of Dissolution.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the document delivered with and incorporated by reference into this proxy statement contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “predicts” or “continue,” or the negative of these terms or other comparable terminology and include statements regarding: the timing, nature or amount of our estimated liquidating distributions; the timing of any action contemplated by the Plan of Dissolution; management’s projections regarding estimated liabilities and expenses; and our expectations concerning material federal tax consequences to our shareholders. Forward-looking statements are based on the opinions, expectations, forecasts, assumptions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results or the level of activity, performance or achievements expressed or implied by such statements to differ materially from our expectations of future results, level of activity, performance or achievements expressed or implied by those statements. Factors that could affect actual results, level of activity, performance or achievements include:

•	our ability to obtain shareholder approval of the Plan of Dissolution;

•	our ability to sell our non-cash assets, consisting primarily of our Mining and Mineral Business, in a timely manner or at all pursuant to the proposed Plan of Dissolution;

•	the price and other terms and conditions of sale of our Mining and Mineral Business;

•	our ability to prosecute, defend, settle, or otherwise resolve claims and demands and to make reasonable provision for the satisfaction of liabilities and the costs of taking such actions;

•	the risk that we may have liabilities and expenses that arise which are currently unforeseen;

•	the risk that the expenses of implementing the Plan of Dissolution may exceed our estimates;

•
the risk that we may not have sufficient funds to continue to operate our business and pursue other strategic alternatives if the Plan of Dissolution is not approved or is not otherwise implemented pursuant to our board’s ability to abandon the Plan of Dissolution;

•
the highly speculative nature of any strategic alternatives that may be available to us if the Plan of Dissolution is not approved or is not otherwise implemented pursuant to our board’s ability to abandon the Plan of Dissolution;

•	the risks associated with our dependence on mining products for our Mining and Mineral Business;

•	the competitive nature of the markets in which we operate;

•	a change in economic conditions;

•	our ability to retain qualified personnel;

•	our anticipated operating losses;

•	uncertainties regarding the availability of additional capital and continued listing of our common stock on the OTC; and

•
the other risks and uncertainties described under the heading “Risk Factors” set forth below and described in our annual report on Form 10-K for the year ended December 31, 2008, a copy of which is being delivered with this proxy statement, and other reports have filed with Securities and Exchange Commission or “SEC” since we filed our December 31, 2008 Form 10-K.

Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this proxy statement or, in the case of the document delivered with and incorporated by reference into this proxy statement, the date of that document. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

RISK FACTORS

You should carefully consider the risks described below, together with all the other information included in this proxy statement and the document delivered with and incorporated by reference into this proxy statement, before making a decision about voting on the proposals submitted for your consideration.

Risks Related to the Plan of Dissolution

1.             If the amount of our liabilities and expenses is higher than we currently anticipate, the amount we distribute to our shareholders pursuant to the Plan of Dissolution may be less than the amount we have estimated, or may be depleted entirely.

The amount  ultimately distributed to shareholders pursuant to the Plan of Dissolution depends on the amount of our liabilities and expenses during the liquidation process, and the amount we generate from the sale of our remaining non-cash assets, consisting primarily of our Mining and Mineral Business. We have attempted to estimate such liabilities and expenses. However, those estimates may be inaccurate. Factors that could impact our estimates include the following:

•
If any of the estimates regarding the Plan of Dissolution and the expense of satisfying our outstanding obligations and liabilities during the liquidation process are inaccurate, the amount we distribute to our shareholders may be reduced or may be entirely depleted. For instance, if claims are asserted against us and are successful, we will have to defend or settle these claims before making distributions to our shareholders;

•
We have made certain estimates regarding the expense of personnel required and other operating expenses (including legal, accounting and other professional fees) necessary to liquidate and dissolve our company. Our actual expenses could vary significantly and are dependent on the timing of the effective date of dissolution, or the “Effective Date,” and the timing and manner of the sale of our non-cash assets. If the timing for either event differs from our plans, we may incur additional expenses above our current estimates, which could reduce or deplete entirely funds available for distribution to our shareholders; and

•
We have assumed that all material contract rights can be effectively transferred. If we are unable to obtain any required consents with the counterparties to those contracts, our ability to transfer such rights may be impaired.

After the Effective Date, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” even though compliance with these reporting requirements may be economically burdensome. In order to curtail expenses, we intend, after the Effective Date, to seek relief from the SEC from the reporting requirements under the Exchange Act. We anticipate that, if such relief were granted, we would continue to file current reports on Form 8-K to disclose material events relating to our dissolution and liquidation along with any other reports that the SEC might require. However, the SEC may not grant any such relief, in which case we will be required to continue to incur the expenses associated with these reporting requirements which will reduce the cash available for distribution to our shareholders.

2.             If the amount of our contingency reserve is insufficient to satisfy the aggregate amount of our liabilities, each shareholder may be liable to our creditors for the amount of liquidating distributions received by such shareholder under the Plan of Dissolution.

After the Effective Date, our corporate existence will continue, but we will not be able to carry on any business except that appropriate to wind up and liquidate our business and affairs. Following the Effective Date, we will pay all expenses and known liabilities and our board will establish a contingency reserve consisting of cash or other assets that we believe to be adequate for the satisfaction of all current, contingent or conditional liabilities. We also may seek to acquire insurance coverage or take other steps our board determines are advisable to provide reasonable provision for the satisfaction of the estimated amount of such liabilities.

In the event the amount of our contingency reserve and other measures reasonably calculated to provide for satisfaction of liabilities are insufficient, each of our shareholders could be held liable for amounts due to our creditors to the extent of the amount of liquidating distributions received by such shareholder. In such event, a shareholder could be required to return all amounts received as distributions pursuant to the Plan of Dissolution and ultimately could receive nothing under the Plan of Dissolution. Moreover, for U.S. federal income tax purposes, payments made by a shareholder in satisfaction of our liabilities not covered by the assets in our contingency reserve or otherwise satisfied through insurance or other reasonable means generally would produce a capital loss for such shareholder in the year the liabilities are paid. The deductibility of any such capital loss generally would be subject to certain limitations under the Internal Revenue Code of 1986, as amended, or the “Code.” See “Approval of Plan of Dissolution — Certain Material U.S. Federal Income Tax Consequences.” We cannot assure you that the contingency reserve or any insurance or other arrangements that we establish will be adequate to satisfy the amount of all of our expenses and liabilities.

3.             Distributions to our shareholders could be delayed.

All or a portion of any distributions to our shareholders could be delayed, depending on many factors, including:

•
if a creditor seeks an injunction against the making of distributions to our shareholders on the ground that the amounts to be distributed are needed to provide for the satisfaction of our liabilities;

•	if we became a party to unanticipated lawsuits or other claims asserted by or against us;

•	if we were unable to sell our remaining non-cash assets or if such sales took longer than expected;

•	if we were unable to settle claims with creditors or if such settlements took longer than expected; or

•
if the Department of Revenue of the State of Washington, or the “Department of Revenue,” audits us and thereby delays the issuance of the revenue clearance certificate required to file our articles of dissolution with the Secretary of State of the State of Washington, or the “Secretary of State.”

Any of the foregoing could delay or substantially diminish, or reduce to zero, the amount available for distribution to our shareholders. In addition, pursuant to the Washington Business Corporation Act, or “WBCA,” claims and demands may be asserted against us at any time during the three years following the Effective Date. Accordingly, our board of directors plans to establish a contingency reserve and may seek insurance coverage reasonably calculated to provide for satisfaction of the reasonably estimated amount of any claims, suits or liabilities reasonably likely to arise during the three-year period following the Effective Date. As a result of these factors, we may retain for distribution at a later date some or all of the amounts, if any, that we expect to distribute to shareholders.

4.             Shareholders will lose the opportunity to capitalize on potential growth opportunities from the continuation of our business.

Our board of directors believes that the Plan of Dissolution is more likely to result in greater returns to shareholders than if we continued the status quo or pursued other alternatives. However, if the Plan of Dissolution is approved, shareholders will lose the opportunity to capitalize on potential business and possible future growth opportunities that may have arisen if we had continued the NOL Strategy or pursued other alternatives. See “— Risks Related to Our Business Plan to Utilize Net Operating Loss Carryforwards.” It is possible that these opportunities could prove to be more valuable than the liquidating distributions our shareholders would receive pursuant to the Plan of Dissolution.

5.             Shareholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us and when the shares received are sold.

According to Section 354 of the Internal Revenue Code,  shareholders generally will transfer their tax basis in their shares of the Company to their newly received shares of Hunt Mining Corp. Liquidating distributions pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. Any loss generally will be recognized by a shareholder only when the shareholder receives our final liquidating distribution to shareholders, and then only if the shareholder sells such shares of Hunt Mining Corp. received. Shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of our dissolution and liquidation pursuant to the Plan of Dissolution. Do not contact the Company for tax or legal advice. See “Approval of Plan of Dissolution — Certain Material U.S. Federal Income Tax Consequences.”

6.             Recordation of transfers of our common stock on our stock transfer books will be restricted after the Effective Date, and thereafter it generally will not be possible for shareholders to change record ownership of our stock.

We intend to close our stock transfer books at the close of business on the Effective Date. Thereafter, certificates representing our common stock will not be assignable or transferable on the books of our transfer agent except by will, intestate succession or operation of law, and will no longer be traded on The OTC. From and after the Effective Date, and subject to applicable law, our common stock will be deemed cancelled and each shareholder will cease to have any rights in respect thereof, except the right to receive distributions in accordance with the Plan of Dissolution. The proportionate interests of all of our shareholders will be fixed in our books on the basis of their respective stock holdings at the close of business on the Effective Date. Further, after the Effective Date, any distributions that we make will be made solely to the shareholders of record at the close of business on the Effective Date (except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law).

7.             Further shareholder approval will not be required in connection with the implementation of the Plan of Dissolution.

Approval of the Plan of Dissolution by our shareholders at the special meeting will constitute full and complete authority for our board of directors and officers, without further shareholder approval, to proceed with the dissolution and liquidation of our company in accordance with the applicable provisions of the Washington Business Corporation Act (the “WBCA”). Accordingly, we will be authorized to dispose of our Mining and Mineral Business and other non-cash assets without further shareholder approval. As a result, our board of directors may authorize actions in implementing the Plan of Dissolution, including the sale of our Mining and Mineral Business, with which our shareholders may not agree.

8.             Our board of directors may revoke or delay implementation of the Plan of Dissolution even if it is approved by our shareholders.

Even if our shareholders approve the Plan of Dissolution at the special meeting, our board of directors has reserved the right, if such action would be in the best interest of our company and our shareholders and without further shareholder approval, to revoke the Plan of Dissolution to the extent and in the manner permitted by the WBCA at any time (i) prior to the Effective Date or (ii) at any time within 120 days after the Effective Date. In addition, our board of directors may delay the implementation of the Plan of Dissolution if it determines such delay is in the best interests of our company and our shareholders.

If prior to the Effective Date, we were to become an acquisition target or receive a proposal for implementing our NOL Strategy or other alternative transaction, our board may elect to delay or revoke the Plan of Dissolution if it believes that such acquisition or alternative transaction could or would be more favorable to and better serve the interests of our company and our shareholders. A revocation of the Plan of Dissolution would result in our shareholders not receiving any liquidating distributions. Any delay in the implementation of the Plan of Dissolution could result in increased expenses, which would reduce the amount available for distribution to our shareholders.

9.             If our shareholders do not approve the Plan of Dissolution, our resources may diminish completely.

If our shareholders do not approve the Plan of Dissolution or if the Plan of Dissolution is not otherwise implemented pursuant to our board’s ability to abandon the Plan of Dissolution as discussed on page ___, our board of directors will explore what, if any, strategic alternatives are available for the future of our company. Other possible alternatives include seeking to raise capital from the sale of securities, which could result in substantial dilution to our existing shareholders and the granting of superior rights to the new shareholders, selling all of our stock or assets, changing our business focus, expanding the scope of our business through relationships with third parties, seeking voluntary dissolution at a later time and with potentially diminished assets or seeking bankruptcy protection. There can be no assurance that any of these alternatives would result in greater shareholder value than the proposed Plan of Dissolution. Moreover, any alternative we select may have unanticipated negative consequences, and we will face a number of risks, including:

•
We are likely to continue to incur net losses from the operation of our Mining and Mineral Business. Moreover, our Mining and Mineral Business may be negatively impacted by our announced intent to dissolve our company. Our net losses may increase in the future as we continue to operate our Mining and Mineral Business and could consume a material amount of our limited cash resources. We discuss the risks of the continued operation of our Mining and Mineral Business in further detail below under the heading “— Risks Related to Our Continuing Business Operations;”

•
Any financing we may require to continue our operations may not be available on acceptable terms, if at all, particularly in light of the current economic crisis, which we believe will significantly impair our ability to attract capital through the sale of securities or otherwise obtain financing. Any financing we are able to obtain may substantially dilute the interests of our current shareholders;

•
We would continue to incur expenses associated with being a public reporting company, including ongoing SEC reporting obligations. These expenses would accelerate the depletion of our existing cash resources; and

10.           If our shareholders do not approve the Plan of Dissolution, our stock price may be adversely affected.

From February 18, 2010, the date approved the Plan of Dissolution,  to the date of this proxy statement, the sales price of our common stock on the OTC has ranged from a high of $0.15 and a low of $0.08. If our shareholders do not approve the Plan of Dissolution, our stock price may be adversely affected due to the market’s doubt as to our ability to successfully operate our Mining and Mineral Business or to successfully pursue other strategic alternatives, and we may not be able to retain our listing on the OTC.

Risks Related to Our Continuing Business Operations

If our shareholders do not approve the Plan of Dissolution or if the Plan of Dissolution is not otherwise implemented pursuant to our board’s ability to abandon the Plan of Dissolution as discussed on page ____, our board of directors will explore what, if any, strategic alternatives are available for the future. Other possible alternatives include seeking to raise capital from the sale of securities, which could result in substantial dilution to our existing shareholders and the granting of superior rights to the new shareholders, selling all of our stock or assets, changing our business focus, expanding the scope of our business through relationships with third parties, seeking voluntary dissolution at a later time and with potentially diminished assets or seeking bankruptcy protection. At this time, our board of directors does not know which alternatives might be considered, or what impact any alternative might have on shareholder value. Any alternative we select may have unanticipated negative consequences.

The risks below describe the risks related to our business if the Plan of Dissolution is not approved or implemented. The risks and uncertainties described below are not the only ones facing our company, and our risks and uncertainties may change if the Plan of Dissolution is not approved or implemented and we alter our business strategy. Additional considerations not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially and adversely affected, the value of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Mining and Mineral Business

11.           There is Substantial Doubt About Our Ability to Continue as a Going Concern.

Our independent registered public accounting firm has issued an opinion on our consolidated financial statements that states that the consolidated financial statements were prepared assuming we will continue as a going concern and further states that our recurring losses from operations, stockholders’ deficit and inability to generate sufficient cash flow to sustain our operations raise substantial doubt about our ability to continue as a going concern.

12.           We Are Currently Reporting Operating Losses and Have Minimal Assets.

We have no operating revenues or earnings from operations and an accumulated deficit of approximately $52,448,659. We had approximately $62,162 in cash and cash equivalent investments as of the end of 2008.  As a mineral exploration company we will sustain operating expenses without corresponding revenues.  This will result in our incurring net operating losses that will increase continuously until we can bring a property into production or lease, joint venture or sell any property we may acquire.

13.           Our Primary Assets Are Exploration Properties and We Have No Operating Properties.

The Company has currently identified no precious metal resource on any of its properties. The Company has no mineralized material or defined ore bodies on any of its exploration properties.

14.           Risks Inherent in the Mining Industry

Mineral exploration and development is highly speculative and capital intensive.  Most exploration efforts are not successful, in that they do not result in the discovery of mineralization of sufficient quantity or quality to be profitably mined.  Our operations are also indirectly subject to all of the hazards and risks normally incident to developing and operating mining properties.  These risks include insufficient reserves; fluctuations in production costs that may make mining of reserves uneconomic; significant environmental and other regulatory restrictions; labor disputes; geological problems; failure of pit walls or dams; force majeure events; and the risk of injury to persons, property or the environment.

15.           Fluctuations in the Market Price of Minerals May Make Projects Uneconomic.

The profitability of mining operations is directly related to the market price of the metals being mined.  The market price of precious and base metals such as gold, silver, and copper fluctuate widely and is affected by numerous factors beyond the control of any exploration or mining company.  These factors include expectations with respect to the rate of inflation, the exchange rates of the dollar and other currencies, interest rates, global or regional political, economic or banking crises, and a number of other factors.  If the market prices of the mineral commodities we plan to explore decline, this will have a negative effect on the availability of financing.

16.           Environmental Risks.

Mineral exploration, development and mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production.  Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to the Company (or to other companies in the minerals industry) at a reasonable price.  To the extent that the Company becomes subject to environmental liabilities, the satisfaction of any such liabilities would reduce funds otherwise available to the Company and could have a material adverse effect on the Company.  Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

17.           We May Not Have Sufficient Funds to Complete Further Exploration Programs.

We have limited financial resources, do not generate operating revenue, and must finance our exploration activity by other means.  We do not know whether additional funding will be available for further exploration of our projects.  If our exploration programs successfully locate an economic mineral occurrence, additional funds will be required to place it into commercial production. Substantial expenditures would be required to exploit a mineral occurrence through drilling, metallurgical processes, and construction of mining and processing facilities at any site chosen for mining.  If we fail to obtain additional financing, we may have to delay or cancel further exploration or development of our properties and we could lose all of our interest in our properties.

18.           Properties May Be Subject To Uncertain Title.

The ownership and validity, or title, of mining claims are often uncertain and may be contested.  A successful claim contesting our title to a property will cause us to lose our rights to mine that property.  This could result in our not being compensated for our prior expenditures relating to the property.

19.           Mineral Exploration And Mining Activities Require Compliance With A Broad Range Of Laws And Regulations - Violation Of Which Can Be Costly.

Mining operations and exploration activities are subject to national and local laws and regulations governing prospecting, development, mining, production, experts, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection and mine safety.  In order to comply, we may be required to make capital and operating expenditures or to close an operation until a particular problem is remedied.  In addition, if our activities violate any such laws and regulations, we may be required to compensate those suffering loss or damage, and may be fined if convicted of an offense under such legislation.

20.           Land Reclamation Requirements for Exploration Properties May Be Burdensome.

Although variable, depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies, as well as companies with mining operations, in order to minimize long term effects of land disturbance.  Reclamation may include requirements to control dispersion of potentially deleterious effluents and to reasonably re-establish pre-disturbance land forms and vegetation.  In order to carry out reclamation obligations imposed on us in connection with our mineral exploration, we must allocate financial resources that might otherwise be spent on further exploration programs.

21.           We Face Industry Competition for the Acquisition Of Mining Properties and the Recruitment And Retention Of Qualified Personnel.

We compete with other mineral exploration and mining companies, many of which have greater financial resources than us, or are further in their development, for the acquisition of mineral claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees and other personnel.  If we require, but are unsuccessful in acquiring, additional mineral properties or personnel, we will not be able to grow at the rate we desire, or at all.

22.           Future Sales of Our Common Stock May Adversely Affect Our Stock Price and Our Financing Needs May Have a Dilutive Impact on Our Stockholders.

Sales of a substantial number of our shares of common stock in the market, or the perception that these sales could occur, could substantially decrease the market price of our common stock.  Substantially all of the shares of our common stock held by our affiliates are available for resale in the U.S. public market in compliance with Rule 144 under the United States Securities Act of 1933, as amended (the "1933 Act").  As restrictions on resale end, the market price of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them.  We make no prediction as to the effect, if any, that future sales of common stock, or the availability of common stock for future sale, will have on the market price of our common stock prevailing from time to time.

23.           Our Common Stock May Have a Limited Public Market.

Our Shares of common stock have a limited public market.  Although the shares are currently quoted for trading on the OTC in the United States, we cannot assure that an active and liquid trading market will develop for our shares.  Such a failure may have a material adverse impact on the market price of the shares and the ability of a shareholder to dispose of the shares in a timely manner or at all.

24.           Some Directors And Officers Have Conflicts Of Interest As A Result Of Their Involvement With Other Natural Resource Companies.

Some of our directors and officers are directors or officers of other natural resource or mining-related companies.  These associations may give rise to conflicts of interest from time to time.  As a result of these conflicts of interest, we may miss the opportunity to participate in certain transactions, which may have a material, adverse effect on our financial position.

25.           Permitting.

In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings on our part.  The duration and success of our efforts to obtain permits are contingent upon many variables not within our control. Obtaining environmental protection permits, including the approval of reclamation plans, may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority.  There can be no assurance that all necessary permits will be obtained and, if obtained, that the costs involved will not exceed those that we previously estimated.  It is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not proceed with the development or operation of a mine or mines.

APPROVAL OF PLAN OF DISSOLUTION

General

At the special meeting, you will be asked to approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution. The Plan of Dissolution was approved by our board of directors, subject to shareholder approval, on February 18, 2010. A copy of the Plan of Dissolution is attached as Annex A to this proxy statement and incorporated herein by reference. Certain material features of the Plan of Dissolution are summarized below, including a summary of the Plan of Dissolution beginning on page ____. You are urged to carefully read the Plan of Dissolution in its entirety.

Background and Reasons for the Proposed Dissolution and Liquidation

Background

Our predecessor, Metaline Mining and Leasing Company (MMLC) was incorporated in the State of Washington in 1927.  Historically, MMLC was engaged in the mineral exploration business.  The Company was dormant for a number of years during which time management did not think that the business climate for successfully financing mineral exploration was a viable option.  In 2005, given the increase in precious metals prices and a more favorable environment for financing mineral exploration MMLC embarked on a business plan to again become active in mineral exploration.  In March 2005 MMLC completed two private placements with net proceeds of approximately $650,000.  In August, 2005, the shareholders of MMLC voted to merge MMLC with and into a wholly-owned subsidiary, HuntMountain Resources.  As a result, HuntMountain Resources was the surviving entity.  The stock symbol was changed to ‘HNTM’ and is currently quoted on the Over the Counter Bulletin Board (OTC-BB) market.  We assembled an experienced executive team and began evaluating mineral exploration properties.  We acquired interests in several mineral exploration properties during 2006.  In February 2006, we contracted with an Argentine geologist to act as the Company’s General Manager – South America in pursuit of exploration properties in Argentina and elsewhere in South America.  In March 2006, we acquired interests in exploration properties in Pershing County, Nevada, Santa Cruz province of Argentina, and Québec Canada. In March 2007, HuntMountain Resources, through its Argentine subsidiary, Cerro Cazador S.A. (“CCSA”), was awarded the exploration and development rights to the La Josefina Project from Fomento Minero de Santa Cruz Sociedad del Estado (“Fomicruz S. E.”).  The legal agreement granting our rights to the La Josefina property was finalized in July, 2007.  In August 2007, the Company incorporated a Mexican Subsidiary, Cerro Cazador Mexico S.E. and began looking at properties for acquisition in the State of Chihuahua and acquired a few.

Reasons for the Plan of Dissolution

Our board of directors is recommending approval of the Plan of Dissolution because it believes that the voluntary dissolution and liquidation of the Company is advisable and in the best interests of the Company and its shareholders. Our board of directors has considered this at length, with the assistance of legal and financial advisors.

After discussion of the benefits and risks and the potential timing and costs of its strategic options and upon consideration of the Company’s financial situation, business prospects, and the continued distress in the capital markets, our board determined that voluntary dissolution and liquidation and winding up of the Company under Washington law is advisable and in the best interests of the Company and its shareholders, approved the Plan of Dissolution and recommended the Plan of Dissolution for approval of the shareholders. No member of our board dissented during the deliberative process with respect to any of our decisions regarding strategic alternatives to the Plan of Dissolution. In arriving at its determination that the Plan of Dissolution is the preferred strategic option that best serves the interests of the Company and its shareholders, our board of directors carefully considered the terms of the Plan of Dissolution, as well as the alternatives, including the possibility of the sale of the public corporate shell. As part of this process, our board considered the risks and timing of each alternative, as well as management’s financial projections, information provided by Stephens and the advice of our legal advisors. In approving the Plan of Dissolution, our board considered the factors set out above, as well as the following factors:

•                       that we had vigorously explored strategic alternatives and none was successful;

•                       the volatility in the credit markets and the effect of such volatility on our ability to obtain financing on acceptable terms for the continued operation of our;

•                       the low probability that we would be presented with or otherwise identify, within a reasonable period of time under current circumstances, any viable opportunities to engage in an attractive alternative transaction;

•                       our ability to survive as an independent entity given our history of operating losses and our expectations of continued operating losses;

•                       the substantial accounting, legal and other expenses associated with being a small publicly-traded company in light of our existing and expected revenues;

•                       the uncertain prospects of our Mining and Mineral Business, its continued net losses and its inability to generate sufficient revenues to enable us to continue pursuing other strategic alternatives;

•                       our board’s belief that liquidation and distribution of our net assets to our shareholders could produce more value than if our shareholders continued to hold their shares;

•                       the terms and conditions of the Plan of Dissolution, including the provisions that permit our board to revoke the plan prior to, or at any time until 120 days after, the Effective Date if our board determines that, in light of new proposals presented or changes in circumstances, dissolution and liquidation are no longer advisable and in the best interests of the Company and its shareholders;

•                       the fact that Washington corporate law requires that the Plan of Dissolution be approved by the affirmative vote of holders of two-thirds of the shares of our common stock entitled to vote, which ensures that our board will not be taking actions of which a significant portion of our shareholders disapprove;

•                       the fact that approval of the Plan of Dissolution by the requisite vote of our shareholders authorizes our board of directors and officers to implement the Plan of Dissolution without further shareholder approval;

•                       the fact that shareholders are not entitled to assert dissenter’s rights with respect to the Plan of Dissolution under Chapter 23B.13 of the WBCA;

•                       the uncertainty of the timing, nature and amount of any liquidating distributions to shareholders;

•                       the risks associated with the sale of our remaining non-cash assets, consisting primarily of our Mining and Mineral Business, as part of the Plan of Dissolution, including that we might have received more for such assets if we sold them other than in liquidation;

•                       that shareholders would lose the opportunity to capitalize on the potential business opportunities and possible future growth of the Company had we elected to continue to pursue the acquisition of a profitable business as part of the NOL Strategy;

•                       the risk that, under Washington law, our shareholders may be required to return to creditors some or all of the liquidating distributions;

•                       the fact that, if the Plan of Dissolution is approved, shareholders would generally not be permitted to transfer shares of our common stock after the Effective Date; and

•                       the risk that our common stock might in the near future be delisted from The OTC for failure to satisfy continued listing standards, including the minimum bid price requirement, thereby significantly limiting our shareholders ability to sell their stock.

Our board of directors also considered the factors described in the section entitled “Risk Factors” in this proxy statement in deciding to approve, and unanimously recommending that our shareholders approve, the Plan of Dissolution.

In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, our board of directors did not find it practical to, and did not quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its conclusions. In addition, our board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of our board may have given different weight to different factors.

We cannot offer any assurance that the liquidation value per share of our common stock will equal or exceed the price or prices at which such shares recently have traded or could trade in the future. However, our board of directors believes that it is in the best interests of the Company and its shareholders to distribute to the shareholders our net assets pursuant to the Plan of Dissolution. If the Plan of Dissolution is not approved by our shareholders, our board of directors will explore what, if any, alternatives are available for the future of the Company, particularly in light of the fact that our Mining and Mineral Business continues to incur net losses and is expected to do so for the foreseeable future. Possible alternatives include  seeking to raise capital from the sale of securities, which could result in substantial dilution to our existing shareholders and the granting of superior rights to the new shareholders, selling all of our stock or assets, changing our business focus, expanding the scope of our business through relationships with third parties, seeking voluntary dissolution at a later time and with potentially diminished assets or seeking bankruptcy protection. At this time, our board does not know which alternatives might be considered, or what impact any alternative might have on shareholder value. If our shareholders do not approve the Plan of Dissolution and we continue to operate our Mining and Mineral Business, we expect that our cash resources will continue to diminish. Considering our recent financial performance and the volatility of the capital markets, it is unlikely that we would be able to obtain additional equity or debt financing. If we were unable to obtain sufficient capital, we would eventually deplete our available resources and could be required to discontinue operations. See “Risk Factors — Risks Related to the Plan of Dissolution.”

Dissolution Under Washington Law

Washington law provides that a corporation may dissolve upon approval and recommendation by the board of directors of the corporation, followed by the approval of its shareholders. Following such approval, the dissolution is effected by filing articles of dissolution with the Secretary of State. The Effective Date is the date on which the articles of dissolution are filed with the Secretary of State or any later date specified in the articles of dissolution.

Section 23B.14.050 of the WBCA provides that once a corporation is dissolved, it continues its corporate existence but may not carry on any business except that appropriate to wind up and liquidate its business and affairs. The process of winding up includes:

•                       the publication of a notice of dissolution that requests persons with claims against the corporation to present them in accordance with the notice;

•                       the collection of assets and the disposal of properties that will be applied toward the satisfaction or making reasonable provision for the satisfaction of liabilities or will not otherwise be distributed in kind to the corporation’s shareholders;

•                       the satisfaction or making reasonable provision for satisfaction of liabilities;

•                       subject to statutory limitations, the distribution of any remaining assets to the shareholders of the corporation; and

•                       the taking of all other actions necessary to wind up and liquidate the corporation’s business and affairs.

Principal Provisions of the Plan of Dissolution

This section of the proxy statement describes material aspects of the proposed Plan of Dissolution. While we believe that the description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the Plan of Dissolution attached as Annex A to this proxy statement, and the document delivered with and incorporated by reference into this proxy statement for a more complete understanding of the Plan of Dissolution.

Approval of Plan of Dissolution

The Plan of Dissolution must be approved by the affirmative vote of at least two-thirds of the outstanding shares of our common stock. The approval of the Plan of Dissolution by the requisite vote of the holders of our common stock will constitute adoption of the Plan of Dissolution and a grant of full and complete authority for our board of directors and officers, without further shareholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the WBCA, including the authority to dispose of our Mining and Mineral Business and all of the other remaining non-cash assets of the Company.

Dissolution and Liquidation

If the Plan of Dissolution is approved by the requisite vote of our shareholders, the steps set forth below will be completed at such times as management, in its discretion, deems necessary, appropriate or advisable in the best interests of the Company and its shareholders. Our board of directors may instruct the officers of the Company to delay the taking of any of the following steps until the Company has performed such actions as our board of directors or such officers determine to be in the best interests of the Company and its shareholders to maximize the value of the Company’s assets upon liquidation:

•                       the filing of articles of dissolution of the Company with the Secretary of State to establish the Effective Date of dissolution;

•                       the publication of notice of the Company’s dissolution in a newspaper of general circulation in Spokane County, Washington, within 30 days after the Effective Date, which notice must be published once a week for three consecutive weeks;

•                       the mailing of written notice of the Company’s dissolution to the holders of known claims at any time after the publication of the notice set forth in the preceding bullet;

•                       the cessation of all of the Company’s business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except as necessary for the sale or other disposition of its property and assets or for the proper winding up and liquidation of the Company’s business and affairs;

•                       the collection and disposal of the Company’s properties and assets that will be applied toward satisfaction or making reasonable provision for satisfaction of the Company’s liabilities, in all cases subject to applicable liens and security interests and applicable contractual restrictions;

•                       the negotiation and consummation of sales or other dispositions of our Mining and Mineral Business and other non-cash assets of the Company, including the assumption by the purchaser of liabilities of the Company, upon such terms as our board of directors may deem in the best interests of the Company and its shareholders;

•                       as determined by our board of directors, the prosecution, defense, settlement or other resolution of any and all claims or suits by or against the Company and the satisfaction of or the making of reasonable provision for the satisfaction of liabilities of the Company by means of insurance coverage, provision of security therefore, contractual assumptions thereof by a solvent person or any other means that our board of directors determines is reasonably calculated to provide for satisfaction of the reasonably estimated amount of such liabilities. Upon making such determination, our board of directors will, for purposes of determining whether a subsequent distribution to shareholders is prohibited under the WBCA, be entitled to treat such liabilities as fully satisfied by the assets used or committed in order to make such provision;

•                       if our board of directors deems it in the best interests of the Company and its shareholders, (i) petitioning to have the dissolution continued under court supervision in accordance with the WBCA or, to the extent permissible under the WBCA, dedicate the Company’s property and assets to the repayment of its creditors by making an assignment for the benefit of creditors or obtain the appointment of a general receiver or (ii) filing an application pursuant to the WBCA for a court determination of (a) the amount and form of reasonable provision to be made for satisfaction of any claims or liabilities that have arisen or that are reasonably likely to arise within the survival period specified in the WBCA or (b) whether the provision made or proposed to be made by our board of directors for the satisfaction of any one or more claims or liabilities is reasonable;

•                       subject to the limitations on distributions set forth in the WBCA, the distribution of the remaining funds of the Company and the distribution of the remaining unsold assets of the Company, if any, to its shareholders; and

•                       the taking of any and all other actions permitted or required by the WBCA and any other applicable laws and regulations, including federal tax and securities laws and regulations and the Nasdaq Marketplace Rules and regulations, in connection with the winding up and liquidation of the Company.

Authority of Officers and Directors

After the Effective Date, our board of directors and officers will continue in their positions for the purpose of winding up the business and affairs of the Company. Our board of directors may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay to the Company’s officers, directors, employees and independent contractors compensation above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Dissolution. Any such compensation must be fair and reasonable with respect to the efforts expended. Approval of the Plan of Dissolution by the requisite vote of our shareholders will constitute the approval of the shareholders of our board’s authorization of the payment of any such compensation. Each director currently receives $0.00 for each board meeting attended and is not reimbursed for his or her reasonable expenses incurred in attending meetings of the board and its committees. In addition, directors serving as chairs of our board committees receive $0.00 for each committee meeting attended. Our chief executive officer, chief financial officer and secretary currently receives a monthly salary of $0.00 for his services. Our board currently expects to maintain the current compensation levels of our directors and chief executive officer during the implementation of the Plan of Dissolution and has not yet determined the amount, if any, of compensation to be received by our officers and directors above his or her regular compensation with respect to the services related to the implementation of the Plan of Dissolution.

The approval of the Plan of Dissolution by our shareholders also will constitute full and complete authority for our board of directors and officers, without further shareholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that our board of directors or such officers deem in the best interests of the Company and its shareholders: (i) to dissolve the Company in accordance with the WBCA and cause its withdrawal from all jurisdictions in which it and its subsidiaries are authorized to do business; (ii) to dispose of the remaining property and assets of the Company; (iii) to prosecute, defend, settle or otherwise resolve any claims or suits by or against the Company; (iv) to satisfy or make reasonable provision for the satisfaction of the Company’s obligations and liabilities in accordance with the WBCA; (v) subject to statutory limitations, to distribute all of the remaining funds of the Company and any unsold assets of the Company pari passu to the holders of our common stock; and (vi) to otherwise take any and all actions permitted or required by the WBCA and other applicable laws and regulations to wind up and liquidate the Company.

Professional Fees and Expenses

It is specifically contemplated that we will retain a law firm or law firms selected by our board of directors to provide legal advice and guidance in implementing the Plan of Dissolution, and we will pay all legal fees and expenses reasonably incurred by us in connection with or arising out of the implementation of the Plan of Dissolution, including the prosecution, defense, settlement or other resolution of any claims or suits by or against us, the discharge of our obligations and liabilities, and the advancement and reimbursement of any legal fees and expenses payable by us pursuant to the indemnification we provide in our articles of incorporation and bylaws, the WBCA or otherwise. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Dissolution, we may, as our board of directors determines in the best interests of the Company and its shareholders, engage and pay any brokerage, agency, professional and other reasonable fees and expenses of persons rendering services to us in connection with the disposition of our property and assets, the implementation of the Plan of Dissolution and the winding up and liquidation of the Company.

Indemnification

After the Effective Date, we will continue to indemnify our officers, directors, employees and agents in accordance with our articles of incorporation and bylaws and the WBCA for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. Our board of directors is authorized to obtain and maintain insurance as may be advisable in the best interests of the Company and its shareholders to cover any of our obligations under the Plan of Dissolution, including directors’ and officers’ liability coverage and insurance coverage reasonably calculated to provide for satisfaction of reasonably estimated liability claims under the WBCA.

Liquidating Distributions

Provided that, in the opinion of our management, reasonable provision has been made for the payment, satisfaction and discharge of all known, conditional, unmatured or contingent debts, obligations and liabilities of the Company (including liabilities and expenses incurred and anticipated to be incurred in connection with the prosecution, defense, settlement or other resolution of any claims or suits by or against the Company, the sale of property and assets and the complete liquidation of the Company), after the Effective Date, liquidating distributions are expected to be made from time to time to the holders of record of outstanding shares of our common stock at the close of business on the Effective Date pro rata in accordance with the respective number of shares then held of record. All determinations as to the time for and the amount and kind of liquidating distributions will be made in the exercise of the discretion of our management and in accordance with any applicable provision of the WBCA and any other applicable regulations.

If any liquidating distribution payable to a shareholder pursuant to the Plan of Dissolution cannot be made, whether because the shareholder cannot be located, has not surrendered its certificates evidencing the common stock as may be required pursuant to the Plan of Dissolution, is not competent to receive the distribution, or for any other reason, then the distribution to which such shareholder is entitled will be transferred, at such time as the final liquidating distribution is made, to the Washington State Treasurer or the official of such state or other jurisdiction authorized or permitted by applicable law to receive the proceeds of such distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to such shareholder as the sole equitable owner thereof and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event will the proceeds of any such distribution revert to or become the property of the Company.

Amendment, Modification or Abandonment of Plan

If for any reason our board of directors determines that such action would be in the best interests of the Company and its shareholders, our board may, in its sole discretion and without requiring further shareholder approval, revoke the Plan of Dissolution and all actions contemplated thereunder, to the extent and in the manner permitted by the WBCA, (i) at any time prior to the Effective Date or (ii) at any time within 120 days after the Effective Date. Our board of directors may not amend or modify the Plan of Dissolution under circumstances that would require additional shareholder approval under the WBCA and/or the federal securities laws or NASDAQ requirements without complying with such requirements. The Plan of Dissolution would be void upon the effective date of any such revocation. By approving the Plan of Dissolution, shareholders will be granting our board of directors the authority to abandon the Plan of Dissolution without further shareholder action, if our board of directors determines that dissolution and liquidation are not in the best interests of the Company and its shareholders.

Cancellation of Stock and Stock Certificates

From and after the Effective Date, and subject to applicable law, our common stock will be deemed cancelled and each holder of common stock will cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with the Plan of Dissolution. As a condition to delivery of any distribution to our shareholders, our board of directors may require our shareholders to (i) surrender their certificates evidencing their shares of common stock to the Company or (ii) furnish the Company with evidence satisfactory to our board of directors of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to our board of directors. We will close our stock transfer books and discontinue recording transfers of shares of stock of the Company at the close of business on the Effective Date, and thereafter certificates representing shares of common stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

Liquidation Under Code Section 354

It is intended that the Plan of Dissolution constitutes part of a plan of D reorganization with a distribution under Section 354 of the Internal Revenue Code. The Plan of Dissolution will be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of Sections 354 of the Internal Revenue Code and the Treasury regulations promulgated thereunder, including the making of an election under Section 354 of the Code, if applicable.

Filing of Tax Returns, Forms and Other Reports and Statements

The Plan of Dissolution authorizes and directs the appropriate officers of the Company to prepare (or cause to be prepared), execute and file (or cause to be filed) in accordance with all applicable laws such returns, forms, reports and information statements, and any schedules or attachments to any of the foregoing, as may be necessary or appropriate or required under applicable law in connection with our dissolution and liquidation and the carrying out thereof.

Estimated Liquidating Distributions

MANY OF THE FACTORS INFLUENCING THE AMOUNT DISTRIBUTED TO OUR SHAREHOLDERS AS A LIQUIDATING DISTRIBUTION CANNOT BE CURRENTLY QUANTIFIED WITH CERTAINTY AND ARE SUBJECT TO CHANGE. ACCORDINGLY, AT THE TIME YOU VOTE ON THE PROPOSAL TO APPROVE THE PLAN OF DISSOLUTION, YOU WILL NOT KNOW THE EXACT AMOUNT OF ANY LIQUIDATING DISTRIBUTIONS THAT YOU MAY RECEIVE. YOU MAY RECEIVE SUBSTANTIALLY LESS THAN THE AMOUNT WE CURRENTLY ESTIMATE, OR YOU MAY NOT RECEIVE ANY LIQUIDATING DISTRIBUTIONS.

As of December 31, 2008, we had approximately $62,162 in net cash. In addition to satisfying the liabilities reflected on our balance sheet, we anticipate using cash between December 31, 2008 and throughout the liquidation process for the following:

•               ongoing operating, overhead and administrative expenses;

•               purchasing a director and officer liability insurance policy as well as a “tail” insurance policy for periods subsequent to the Effective Date;

•               expenses incurred in connection with the dissolution and our liquidation; and

•               professional, legal, tax, accounting, and consulting fees.

This projected liquidating distribution analysis assumes that the Plan of Dissolution will be approved by our shareholders. If the Plan of Dissolution is not approved by our shareholders, no liquidating distributions will be made. We intend to sell our remaining non-cash assets, except as much as possible, the securities of our partially owned subsidiary, Hunt Mining Corp., consisting primarily of our Mining and Mineral Business, for the best price available as soon as reasonably practicable after the Effective Date.

We do not expect the net proceeds from the sale of our Mining and Mineral Business to represent a material portion of the total amount available for distribution to our shareholders. We cannot currently estimate the value of our Mining and Mineral Business because we cannot predict the value that potential acquirers may place on the mining properties, whether and to what extent we may receive competing bids for these assets and the extent to which the sale of these assets in dissolution may adversely affect the purchase price of such assets. Accordingly, such amounts are not included in the calculation of liquidating distributions to our shareholders. Any amounts we receive upon the sale of the non-cash assets comprising our Mining and Mineral Business would increase the estimated liquidating distributions payable to our shareholders based on the assumptions set forth below. The amount of any contingency reserve established by our board of directors will be deducted before the determination of amounts available for distribution to shareholders. Based on the foregoing, we currently estimate that the amount ultimately distributed to our shareholders will be between approximately .30 and .38 shares of Hunt Mining Corp. per share of common stock. The estimates are not guarantees and they do not reflect the total range of possible outcomes. You may receive substantially less than the amount of liquidating distributions we currently estimate, or you may not receive any liquidating distributions.  See “— Contingency Reserve.”

The estimated range of approximately .30 and .38 shares of Hunt Mining Corp. per share is our best current estimate of the amount that will be available for distribution to shareholders following the prosecution, defense, settlement or other resolution of claims and suits and satisfaction of liabilities, including payment of final closeout and dissolution expenses and the establishment of adequate reserves and other means reasonably calculated to provide for satisfaction of current, contingent or conditional liabilities. We will continue to defend suits and incur claims, liabilities and expenses (such as salaries and benefits, directors’ and officers’ insurance, payroll and local taxes, facilities expenses, legal, accounting and consulting fees and miscellaneous office expenses) following approval of the Plan of Dissolution and during the three years following the Effective Date. Satisfaction of these liabilities and expenses will reduce the amount of assets available for ultimate distribution to shareholders. While we cannot predict the actual amount of our liabilities and expenses, we believe that available cash and any amounts received from the sale of our remaining non-cash assets will be adequate to provide for satisfaction of our liabilities and expenses.

We do not intend to make any distributions until after we sell our non-cash assets, except the Hunt Mining Corp. shares as much as possible, consisting primarily of our Mining and Mineral Business, settle claims with our known creditors and establish reserves or otherwise make reasonable provision for the prosecution, defense, settlement or other resolution of claims and suits and the satisfaction of liabilities, which activities we do not expect to complete until at least three months after the Effective Date. However, we are not able to predict the precise nature, amount or timing of any liquidating distributions, due primarily to our inability to predict the amount of our remaining liabilities, the amount that we will expend during the course of the liquidation, the timing of any sales of our non-cash assets, the net proceeds from such sales, and the net value of our remaining non-cash assets. To the extent that the amount of our liabilities or the amounts that we expend during the liquidation are greater than we anticipate, our shareholders may receive substantially less than we presently anticipate, or may not receive any distributions. Our management has not established a firm timetable for final distributions to our shareholders. Subject to contingencies inherent in winding up our business and affairs, our management intends to authorize any distributions as promptly as reasonably practicable in the best interests of the Company and its shareholders. Our management, in its discretion, will determine the nature, amount and timing of all distributions. See “Risk Factors — Risks Related to the Plan of Dissolution.”

Conduct of the Company Following Dissolution

If the Plan of Dissolution is approved by the requisite vote of our shareholders, we intend to file articles of dissolution with the Secretary of State as soon as reasonably practicable after receipt of the required revenue clearance certificate from the Department of Revenue. We intend to make a public announcement in advance of the anticipated Effective Date. After the Effective Date, our corporate existence will continue but we may not carry on any business except that appropriate to wind up and liquidate our business and affairs, including collecting and disposing of our assets, satisfying or making reasonable provision for the satisfaction of our liabilities and, subject to legal requirements, distributing our remaining property among our shareholders.

Sale of Remaining Assets

The Plan of Dissolution gives our management the authority to dispose of all of our remaining property and assets. Shareholder approval of the Plan of Dissolution will constitute approval of any and all such future asset dispositions on such terms as our board of directors, in its discretion in the best interests of the Company and its shareholders and without further shareholder approval, may determine. We intend to sell our remaining non-cash assets, except the shares in Hunt Mining Corp. as much as possible, consisting primarily of our Mining and Mineral Business, on such terms as are approved by our management in the best interests of the Company and its shareholders. We plan to sell a portion of our property to HFL Partnership, one of our creditors in which Tim Hunt, one of our officers and directors, is a partner,  to satisfy outstanding loans made by HFL Partnership in order to maintain our operations.   If we sell our property to others, we may conduct sales by any means, including by competitive bidding or private negotiations, to one or more purchasers in one or more transactions over a period of time.  We do not expect to solicit any further shareholder votes with respect to the approval of the specific terms of any particular sale of assets approved by our management.

The prices at which we will be able to sell our remaining non-cash assets will depend largely on factors beyond our control, including the supply and demand for such assets, changes in interest rates, the condition of financial markets, the availability of financing to prospective purchasers of the assets and regulatory approvals. The net price that we receive for our remaining non-cash assets will be reduced to the extent that we employ brokers to assist in the sale of such assets. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation. Upon the sale of any of our assets in connection with our liquidation, except in reference to the assets sold as part of the D reorganization, we will generally recognize gain or loss in an amount equal to the difference between (i) the fair market value of the consideration received for each asset sold and (ii) our adjusted tax basis in the asset sold. See “— Certain Material U.S. Federal Income Tax Consequences” below.

Contingency Reserve

Under the WBCA, we generally are required, in connection with our dissolution, to pay or make reasonable provision for the prosecution, defense, settlement or other resolution of claims and suits and the satisfaction of liabilities. Following the Effective Date, we will pay all expenses and other known liabilities and establish a contingency reserve, consisting of cash or other assets that are adequate for the satisfaction of all current, contingent or conditional liabilities. As of December 31, 2008, our known current, contingent and conditional liabilities consisted of approximately $2,376,402 of accounts payable. We also may seek to acquire insurance coverage and take other steps our board determines are reasonably calculated to provide for the satisfaction of the reasonably estimated amount of such liabilities. We are currently unable to provide a precise estimate of the amount of the contingency reserve or the cost of insurance or other steps we may undertake to make provision for the satisfaction of liabilities, but any such amount will be deducted before the determination of amounts available for distribution to shareholders.

The actual amount of the contingency reserve will be based upon estimates and opinions of our board of directors, derived from consultations with management and outside experts, if our board of directors determines that it is advisable to retain such experts, and a review of our estimated contingent liabilities and our estimated ongoing expenses, including anticipated salary and benefits payments, estimated investment banking, legal and accounting fees, rent, payroll and other taxes, miscellaneous office expenses, facilities costs and expenses accrued in our financial statements. We anticipate that expenses for professional fees and other expenses of liquidation may be significant. Our established contingency reserve may not be sufficient to satisfy all of our obligations, expenses and liabilities, in which case a creditor could bring a claim against one or more of our shareholders for the total amount distributed by us to that shareholder or shareholders pursuant to the Plan of Dissolution. It is anticipated there will be not be any excess contingency reserve available for distribution.

Potential Liability of Shareholders

Under the WBCA, if the amount of the contingency reserve and other measures reasonably calculated to provide for satisfaction of liabilities are insufficient to satisfy the aggregate amount ultimately found payable in respect of our liabilities, each shareholder could be held liable for amounts due creditors up to the amounts distributed to such shareholder under the Plan of Dissolution.

The potential for shareholder liability regarding a distribution continues for three years after the Effective Date. Under the WBCA, our dissolution does not remove or impair any remedy available against the Company, its directors, officers or shareholders for any right or claim existing, or any liability incurred, prior to such dissolution or arising thereafter, unless the action or other proceeding thereon is not commenced within three years after the Effective Date.

If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve, a creditor could seek an injunction against us to prevent us from making distributions to shareholders under the Plan of Dissolution. Any such action could delay and substantially diminish liquidating distributions to our shareholders.

Reporting Requirements

Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements is economically burdensome. If the Plan of Dissolution is approved by our shareholders, in order to curtail expenses, we intend, after the Effective Date, to seek relief from the SEC from the reporting requirements under the Exchange Act. We anticipate, however, that even if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the SEC might require. However, the SEC may not grant any such relief.

Closing of Transfer Books

We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock at the close of business on the Effective Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Effective Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur after the Effective Date. The Effective Date will be determined following the receipt of a revenue clearance certificate from the Department of Revenue and will be announced as soon as reasonably practicable after that time. See “— Cessation of Trading of Common Stock” below.

Any liquidating distributions made by us after the Effective Date will be made to shareholders according to their holdings of common stock as of the close of business on the Effective Date. Subsequent to the Effective Date, we may at our election require shareholders to surrender certificates representing their shares of our common stock in order to receive subsequent distributions. If surrender of stock certificates should be required following the dissolution, we will send you written instructions regarding such surrender. Shareholders should not forward their stock certificates before receiving instructions to do so. Any distributions otherwise payable by us to shareholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such shareholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a shareholder’s certificate(s) evidencing his, her or its common stock has been lost, stolen, or destroyed, the shareholder may be required to furnish us with satisfactory evidence of the loss, theft, or destruction, together with a surety bond or other security or indemnity, as a condition to the receipt of any distribution.

Cessation of Trading of Common Stock

We were delisted from the Bulletin Board as a result of our failure to file our Form 10-K for the period ended December 31, 2009.

Absence of Dissenters’ Rights

Holders of our shares of common stock are not entitled to assert dissenters’ rights with respect to the transactions contemplated by the Plan of Dissolution under Chapter 23B.13 of the WBCA.

Regulatory Approvals

We are not aware of any United States federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Plan of Dissolution, except for compliance with the applicable regulations of the SEC in connection with this proxy statement and compliance with the WBCA. Additionally, our dissolution requires that we obtain a revenue clearance certificate from the Department of Revenue certifying that every license fee, tax increase or penalty of the Company has been paid or provided for. In order to obtain the revenue clearance certificate, we must file an application with the Department of Revenue. If shareholders approve the Plan of Dissolution, we intend to file such application as soon as reasonably practicable after the special meeting. Once we receive the revenue clearance certificate, we must file articles of dissolution with the Secretary of State. We intend to file our articles of dissolution with the Secretary of State as soon as reasonably practicable after our receipt of the revenue clearance certificate from the Department of Revenue. The dissolution will be effective on the date on which we file the articles of dissolution or a later date specified in the articles of dissolution.

Interests of Management in the Dissolution of the Company

Our directors currently hold options to purchase an aggregate of 300,000shares of our common stock.   See “Security Ownership of Certain Beneficial Owners and Management” for information on the number of shares and options held by our directors.

Following dissolution, we will continue to indemnify our officers, directors, employees and agents in accordance with our articles of incorporation and bylaws for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs, and we will continue to compensate our officers, directors and employees in connection with their services provided in connection with the implementation of the Plan of Dissolution. See “— Principal Provisions of the Plan of Dissolution — Authority of Officers and Directors” for information on the compensation payable to our officers and directors in connection with their services provided in connection with the implementation of the Plan of Dissolution. As part of our dissolution process, we will purchase a director and officer liability insurance policy as well as a “tail” insurance policy for periods subsequent to the Effective Date. See “— Principal Provisions of the Plan of Dissolution” above.

Tim Hunt, one of our directors and our former chief executive officer and president, has expressed interest in the potential acquisition of some of our property. Any transaction between the Company and Mr. Hunt would be negotiated on an arms-length basis and would be subject to the approval of the requisite vote of our disinterested directors.

Certain Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of the material U.S. federal income tax consequences of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution to the Company and its shareholders. The discussion does not address all of the U.S. federal income tax considerations that may be relevant to particular shareholders in light of their particular circumstances, or to shareholders that are subject to special treatment under U.S. federal income tax laws, including, without limitation, financial institutions, persons that are partnerships or other pass-through entities, non-U.S. individuals and entities, or persons who acquired their shares of our common stock through stock options or other compensatory arrangements. This discussion does not address the U.S. federal income tax considerations applicable to holders of options to purchase our common stock. Furthermore, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax consequences of our dissolution and liquidation pursuant to the Plan of Dissolution.

The following discussion is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which may change, possibly with retroactive effect. The discussion assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

The following discussion has no binding effect on the IRS or the courts. Liquidating distributions pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. We can give no assurance that the U.S. federal income tax treatment described herein will remain unchanged at the time of our liquidating distributions. No ruling has been requested from the IRS with respect to any tax consequences of the Plan of Dissolution, and we will not seek any such ruling or an opinion of counsel with respect to any such tax consequences.

THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSEQUENCES RELATING TO THE PLAN OF DISSOLUTION AND IS NOT TAX ADVICE. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM IN CONNECTION WITH OUR DISSOLUTION AND LIQUIDATION PURSUANT TO THE PLAN OF DISSOLUTION, INCLUDING TAX RETURN REPORTING REQUIREMENTS AND THE EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Material U.S. Federal Income Tax Consequences to the Company

After the approval of the Plan of Dissolution and until our liquidation is completed, we will continue to be subject to U.S. federal income tax on our taxable income, if any, such as interest income, gain from the sale of any remaining assets, not included in the D reorganization, or income from operations. Upon the sale of any of our assets in connection with our liquidation, not included in the D reorganization, we will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the consideration received for each asset sold and (ii) our adjusted tax basis in the asset sold.  We currently do not anticipate making distributions of property other than securities in our partially owned subsidiary Hunt Mining Corp. to shareholders in our liquidation. In the event we were to make a liquidating distribution of property other than this to our shareholders, we may or may not recognize gain upon the distribution of such property as if we sold the distributed property for its fair market value on the date of the distribution. We currently do not anticipate that our dissolution and liquidation pursuant to the Plan of Dissolution will produce a material corporate tax liability for U.S. federal income tax purposes.

Material U.S. Federal Income Tax Consequences to Shareholders

In general, for U.S. federal income tax purposes, we intend that amounts received by our shareholders pursuant to the Plan of Dissolution will be treated as a distribution in compliance with Section 354 of the Internal Revenue code. As a result of our D reorganization and distribution in compliance with Section 354, shareholders generally will transfer the tax basis and holding period they had in the Company’s shares to the new shares they receive of Hunt Mining Corp. Any gain or loss generally will be recognized by a shareholder only when the shareholder receives our final liquidating distribution to shareholders, and then only if the shares received in such distribution are sold by shareholder.

In the event that our liabilities are not fully covered by the assets in our contingency reserve or otherwise satisfied through insurance or other reasonable means (See “— Contingency Reserve” above), payments made by a shareholder in satisfaction of those liabilities generally would produce a capital loss for such shareholder in the year the liabilities are paid. The deductibility of any such capital loss would generally be subject to certain limitations under the Code.

Reporting of Liquidating Distributions

Any shareholder owning at least five percent (by vote or value) of our total outstanding stock may be subject to special rules regarding information to be provided with the shareholder’s U.S. federal income tax returns. Shareholders should consult their own tax advisors as to the specific tax consequences to them in connection with our dissolution and liquidation pursuant to the Plan of Dissolution, including tax return reporting requirements.

Accounting Treatment

If our shareholders approve the Plan of Dissolution, we will change our basis of accounting from the going-concern basis, which contemplates realization of assets and satisfaction of liabilities in the normal course of business, to the liquidation basis. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of common stock. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets, estimated settlement amounts of liabilities, and expenses associated with carrying out the Plan of Dissolution based upon management assumptions.

The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. Ultimate values of assets and settlement amounts for liabilities are expected to differ from estimates recorded in interim statements.

Required Vote

All holders of our common stock as of the record date are entitled to vote on the proposal to dissolve the Company. The affirmative vote of at least two-thirds of the outstanding shares of our common stock is required for approval of the proposed Plan of Dissolution. Abstentions from voting and broker non-votes will have the same effect as votes against Proposal 1. It is intended that shares represented by the enclosed form of proxy will be voted in favor of  proposal to dissolve the Company unless otherwise specified in such proxy.

Members of our board of directors who beneficially owned as of July 1, 2010 an aggregate of approximately 90% of the outstanding shares of our common stock have indicated that they will vote in favor of the proposal to dissolve the Company.1. See “Approval of Plan of Dissolution — Background and Reasons for the Proposed Dissolution and Liquidation — Background.”

Recommendation of our Board of Directors

Our board of directors has determined that the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution is advisable and in the best interests of the Company and its shareholders. Our board of directors has approved the Plan of Dissolution and unanimously recommends that shareholders vote “FOR” the Plan of Dissolution.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following information is provided with respect to each executive officer and director of the Company:

Name (age)	Position	Length of Service

Tim Hunt (56)	Chairman, and Director	2005

William R. Green (70)	Director	1993*
Eberhard A. Schmidt (71)	Director	2005
Alastair H. Summers (72)	Director	2006
Randal L. Hardy (47)	Director	2005**
Darrick Hunt	Director	2008
Matthew J. Hughes (48)	Executive Vice-President of Exploration & Chief Operating Officer	2005
Danilo Silva (46)	President of CCSA	2006
Bryn Harman, CFA (39)	Chief Financial Officer	2007
_______________________________
*Previously held executive officer and director positions with the predecessor company, Metaline Mining & Leasing Company.
**Previously served as President and Chief Financial Officer of the Company.

Tim Hunt, Chairman and Chief Executive Officer, is a general partner of HFLP and is the founder and president of Spokane, Washington-based T.R.A. Industries, Inc., dba Huntwood Industries, one of the largest building products manufacturers in the Western United States. Mr. Hunt has led the development of Huntwood Industries over the past 20 years – taking the business from a start-up venture to a significant middle-market enterprise. During his business career, Mr. Hunt has been engaged in a variety of business start-up ventures both related and unrelated to Huntwood Industries. Mr. Hunt had also previously served as a member of the board of directors at State National Bank; a community based financial institution headquartered in Eastern Washington. Mr. Hunt also spent two years as an investment banker, specializing in the mining industry, with National Securities.

William R. Green, P.E., Ph.D. is a mining engineer and geologist, and was a professor of mining engineering at the University of Idaho from 1965 to 1983. He has been actively involved in the mining industry since 1962, working as a consultant to financial managers and various US and Canadian public mining companies. He was a co-founder, and served as an officer and director, of both Bull Run Gold Mines and Yamana Resources. He was the President, CEO and Chairman of Mines Management, Inc., a U.S. public company from 1964 until 2003.

Eberhard A. Schmidt, Ph.D. has more than 35 years of experience in exploring, evaluating and developing precious and base metal properties in the western United States and Mexico. He managed regional exploration offices for Cyprus Mines, Amoco Minerals and Meridian Minerals in Spokane and for Minera Hecla in Mexico. Dr. Schmidt received his Ph.D. in Structural and Economic Geology from the University of Arizona and is a past president of the Northwest Mining Association.

Alastair H. Summers has more than 45 years of experience in mine development and production in North and South America, including over ten years as an executive with Hecla Mining Company. He was Vice President and General Manager for Minera Hecla de Mexico responsible for the design, construction, operation and reclamation of the La Choya open pit/heap leach gold mine. Mr. Summers also served as President and General Manager of Minera Hecla Venezolana initiating improvements to Hecla’s La Camorra operation which resulted in production increases from 85,000 to 250,000 ounces of gold per year. Mr. Summers’ career includes the development, design, and operation of several successful mines for The Bunker Hill Company, Western Nuclear, and American Mine Services. He is registered as a Professional Geologist in Idaho and Professional Engineer in Colorado.

Randal L. Hardy, serves as President and CEO Timberline Resources Corporation, a public drilling and precious metals exploration venture based in Coeur d’Alene, ID. Mr. Hardy was appointed as a Director in August 2007. Mr. Hardy was appointed to this position after previously holding the position of President of the Company since September 2006, and immediately prior to this time servicing as its Vice President and Chief Financial Officer. Mr. Hardy has over 20 years of experience in financial and operational management. He is the former President and CEO of Sunshine Minting, Inc., a precious metal custom minting and manufacturing firm. During his 8-year tenure as the Company’s President, it grew from 25 employees to over 125. Prior to this, Mr. Hardy served as Treasurer of the NYSE-listed Sunshine Mining and Refining Company for over 6 years. He graduated Magna Cum Laude from Boise State University with a BBA in Finance.

Darrick Hunt, CPA is the Chief Financial Officer of Spokane, Washington-based Huntwood Industries, the largest building materials manufacturer and one of the largest employers in the Eastern Washington/Northern Idaho region.  He holds a license as a Certified Public Accountant under the Board of Accountancy of Washington State, having received his Bachelors in Business Administration from Gonzaga University.

Matthew J. Hughes, Executive Vice President of Exploration and Chief Operating Officer, is a geologist with seventeen years of experience in the discovery, exploration and mining of precious metal projects in the United States, Argentina, China, Brazil and Uzbekistan. Mr. Hughes was appointed as the Executive Vice President of Exploration and Chief Operating Officer in August 2007 after having served as Vice President of Exploration since December 2005. He has been directly responsible for the discovery of numerous precious and base metal occurrences, including the producing Mina Martha high-grade silver lode in Santa Cruz, Argentina. He has worked as the Chief Geologist for Mundoro Mining, Inc. where he led the exploration and development of the nine million ounce Maoling gold deposit, thought to be the largest undeveloped gold deposit in China. He served as Senior Exploration Geologist and consultant for Yamana Resources, Minas Buenaventura, and Silver Standard Resources. Mr. Hughes has been the Vice President of Exploration for Platero Resources, Chief Mine Geologist for Kinross Candelaria Mining Co., and Exploration Geologist for NERCO Exploration and Atlas Precious Metals. He received his Bachelor of Science degree in geology from the University of Oregon.

Danilo Silva, General Manager of South American Operations, also serves as the President of our wholly-owned Argentine subsidiary, Cerro Cazador, S.A. He has over 18 years of experience in the natural resources industry, including over 11 years as a geologist in base and precious metal mining exploration. Mr. Silva has served as Senior Geologist and Project Manager for Yamana Resources and Compania Minera Polimet, as Senior Geologist for Buenaventura, and as General Manager for Platero Resources. While serving in these positions, he discovered numerous viable gold and silver targets. He has led successful exploration and drill programs and has managed the advancement of many projects, including the discovery and development of the Mina Martha high-grade silver mine in Santa Cruz province. Mr. Silva has served as a consulting geologist for several companies, including Placer Dome and Hidefield Gold. Mr. Silva holds a degree in Geological Science from the National University at Bahia Blanca in Argentina.

Bryn Harman, CFA, Chief Financial Officer. Mr. Harman has been our Chief Financial Officer since November, 2007. Prior to joining us Mr. Harman had been the Vice President and Director of Research for ICM Asset Management since 2002. From 1999 until 2002 Mr. Harman was a Senior Equity Analyst for RedChip Companies. Mr. Harman is a Chartered Financial Analyst and is graduated from the University of Saskatchewan with a Bachelor of Commerce (finance) degree. Mr. Harman is a member of the CFA Institute and the Institute of Management Accountants.

Committees of the Board of Directors

Audit Committee

The Audit Committee is responsible for monitoring the integrity of the Company's financial reporting standards and practices and its financial statements, overseeing the Company's compliance with ethics and compliance policies and legal and regulatory requirements, and selecting, compensating, overseeing, and evaluating the Company's independent auditors.

William Green, Eberhard Schmidt and Alastair Summers serve as members of the Audit Committee. William Green, Eberhard Schmidt and Alastair Summers are independent as defined by NASDAQ marketplace rules 4200(a)(15) and 4350(d)(2). In forming our Board of Directors, we sought individuals with the ability to guide our operations based on their business experience, both past and present, and their education. Our business model is not complex and our accounting issues are straightforward. Responsibility for our operations is centralized within management. We recognize that having a person who possesses all of the attributes of an independent audit committee financial expert would be a valuable addition to our Board of Directors. However, we are not, at this time, able to compensate such a person, and therefore, may find it difficult to attract such a candidate.

The Board of Directors has adopted a policy requiring that the Audit Committee pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence.

Compensation Committee

William Green, Eberhard Schmidt and Alastair Summers serve as members of the Compensation Committee. William Green, Eberhard Schmidt and Alastair Summers are independent as defined by NASDAQ marketplace rules 4200(a)(15) and 4350(d)(2).

Corporate Governance and Nominating Committee

William Green, Eberhard Schmidt and Alastair Summers serve as members of the Corporate Governance and Nominating Committee. William Green, Eberhard Schmidt and Alastair Summers are independent as defined by NASDAQ marketplace rules 4200(a)(15) and 4350(d)(2).

The Company does not have a disclosure committee.

Compliance with Section 16(a) of the Exchange Act. Our officers, directors and persons owning more than 10% of our common stock are obligated to file reports of ownership and changes in ownership with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934. To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our fiscal year ended December 31, 2008 our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements with the exception of the following: Tim Hunt (6 Reports, 12 Transactions), Michael Mastor (1 Report, 1 Transaction), Bryn Harman (2 reports, 2 transactions), Steve Taylor (1 report, 1 transaction) and Mathew Hughes (2 reports, 2 transactions).

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of the code of ethics is attached hereto.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by the Company to its Chief Executive Officer and our other most highly compensated officers for the year ended December 31, 2008 and the year ended December 31, 2007:

Name	Year	Salary	Bonus	Stock Awards	Option Awards	Total
Tim Hunt,	2008	$0	$0	$0	$0	$0
Chairman and CEO	2007	$0	$0	$0	$0	$0
	2006	$0	$0	$0	$60,000	$60,000
Matthew Hughes,	2008	$148,846	$0	$0	$64,000	$212,846
Chief Operating	2007	$120,577	$15,000	$75,000	$17,178	$227,755
Officer	2006	$90,577	$577	$0	$22,750	$113,904
Bryn Harman,	2008	$113,000	$0	$0	$50,000	$163,423
Chief Financial	2007	$13,327	$0	$0	$15,500	$28,827
Officer	2006	$0	$0	$0	$0	$0
Steve Taylor,	2008	$53,846	$0	$0	$25,000	$78,846
Vice President and	2007	$0	$0	$0	$0	$0
Secretary/Treasurer	2006	$42,077	$0	$0	$0	$42,077
Randall Hardy,	2008	$0	$0	$0	$0	$0
President	2007	$84,577	$0	$0	$24,000	$108,577
	2006	$101,538	$3,352	$0	$22,015	$126,905

Executive Compensation Agreements

Hughes Employment Agreement

Matthew Hughes has been an employee of the Company since December 2005 as Vice President of Exploration.  In August 2007, he entered into a seven-year employment agreement whereby he would become the Executive Vice President and Chief Operating Officer.  A brief description of the material terms of this agreement are as follows:  the term is seven-years with future renewals to be negotiated between the employee and the chief executive officer; it can be terminated for cause (without notice) or without cause; if termination occurs without cause, Mr. Hughes will be entitled to receive six (6) months of his annual salary in severance; in the event that the company is acquired and results in Mr. Hughes’ termination or diminution of duties, he will be entitled to receive twelve (12) months of his annual salary.  His compensation included an initial annual salary of $150,000, 150,000 shares of restricted stock, and a $15,000 cash bonus. Mr. Hughes’s base salary was set to increase periodically through the life of the agreement; however, due to cost cutting measures, Mr. Hughes salary was permanently reduced to $148,500 on January 1, 2009.

Mr. Hughes was also granted incentive stock options to purchase 100,000 shares of common stock (at the closing stock price on the effective date of the agreement, August 22, 2007) pursuant to the 2005 Stock Option Plan, with 50,000 vesting on February 1, 2008 and 50,000 vesting on September 1, 2008.  Mr. Hughes is also eligible to receive health insurance for himself and his family through the Company, and the Company will pay the premiums for the policy he chooses.  Mr. Hughes resigned from the company in early 2010.

Harman Employment Agreement

On October 29, 2007 the Company entered into an employment agreement with Bryn Harman. Mr. Harman’s compensation included an annual salary rate of $105,000 until May 7, 2008, an annual salary rate of $115,000 from May 7, 2008 to November 7, 2008 and an annual rate of $125,000 thereafter, Due to cost cutting measures, Mr. Harman’s base salary was permanently reduced to an annual rate of $117,000 on January 1, 2009. Mr. Harman was granted 150,000 stock options vesting over time during the first year of employment.  Mr. Harman resigned from the company in early 2010.

Outstanding Equity Awards at Year End

The following table summarizes the amount of our executive officers' equity-based compensation outstanding at the fiscal year ended December 31, 2008:

	Options awards					Stock awards
Name	Number of Securities Underlying Unexercised Options - Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options - Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Exercise date	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Tim Hunt	250,000	-	-	$0.25	3/26/2011	-	-	-	-
Matthew	50,000	-	-	$0.45	9/1/2013	-	-	-	-
Hughes	50,000	-	-	$0.45	2/1/2013	-	-	-	-
	50,000	-	-	$0.63	11/2/2011	-	-	-	-
	50,000	-	-	$0.25	12/15/2013	-	-	-	-
	50,000	-	-	$0.25	12/15/2012	-	-	-	-
	50,000	-	-	$0.25	12/15/2011	-	-	-	-
	50,000	-	-	$0.67	9/1/2015	-	-	-	-
	-	50,000	-	$0.67	2/1/2014	-	-	-	-
Bryn Harman	50,000	-	-	$0.38	11/8/2013	-	-	-	-
	50,000	-	-	$0.38	4/8/2013	-	-	-	-

Director Compensation

No annual compensation is paid to our directors.  Upon appointment to the board of directors each director is granted an option to purchase 150,000 shares of the Company’s common stock at the prevailing market price on the date of appointment. During the year ended December 31, 2008, Darrick Hunt was granted a fully vested stock option to purchase 150,000 shares of common stock at market value on the date of his appointment.

Name	Fees earned or paid in cash	Stock awards	Option Awards	All other Compensation	Total
Tim Hunt	$0	$0	$0	$0	$0
William Green	$0	$0	$0	$0	$0
Eberhard Schmidt	$0	$0	$0	$0	$0
Alastair H. Summers	$0	$0	$0	$14,938	$14,938
Randy Hardy	$0	$0	$0	$0	$0
Darrick Hunt	$0	$0	$75,000	$0	$75,000

Warrant and Option Cancellation Agreements

In February 2010 the board approved the Company to enter into warrant and option cancellation agreements with holders of the Company’s warrants and options.  The terms of such agreements are to be that such holder will agree to their warrants and/or options being cancelled in exchange for a common share grant equal to 10% of the number of warrants/options held.  As of July 1, 2010, most of the holders have signed such agreements, leaving only 300,000 of the Company’s warrants/options outstanding.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.  Specific executive employment agreements described above do, however, provide, that in the event of a change in control, if the executive’s employment is terminated by the Company without cause, as such term is defined in the respective employment agreements, the executive will be entitled to the payment amounts set forth in the employment agreement.

The Company does not have a disclosure committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

 The following table sets forth information as of December 31, 2009 regarding any person known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities as well as the names and shareholdings of each director and executive officer of the Company, and the shareholdings of all directors and executive officers as a group.

Name of Person or Group	Amount and Nature of Beneficial Ownership (all direct unless otherwise noted)	Percent of Class
Hunt Family Limited Partnership 1611 N. Molter Road, Ste. 201 Liberty Lake, WA 99019	86,576,694(1)	73.51%
(1)
Includes 45,048,446 shares owned through the Hunt Family Limited Partnership, and 41,528,248 shares that could be issued upon the exercise of common stock purchase warrants within the next sixty days.  Tim Hunt and his spouse Resa Hunt personally exercise control powers over HFLP.

Security Ownership of Management

The following table sets out as of December 31, 2009, the names and shareholdings of each director and executive officer of the Company, and the shareholdings of all directors and executive officers as a group. At such date, the number of issued and outstanding shares of common stock of the Company was 76,251,362 and there were an additional 46,251,248 shares that could potentially be issued within the next sixty days upon the exercise of vested stock options and warrants.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (all direct unless otherwise noted)		% of class
Tim Hunt – Chairman, President & Director (1) 1611 N. Molter Road, Ste 201 Liberty Lake, WA 99019	108,206,200		91.44	%(6)

William R. Green – Director(2) 1611 N. Molter Road, Ste 201 Liberty Lake, WA 99019	1,046,000		1.37	%(6)

Randal L. Hardy – Director(4) 1611 N. Molter Road, Ste 201 Liberty Lake, WA 99019	475,000		0.62	%(6)

Eberhard A. Schmidt – Director(2) 1611 N. Molter Road, Ste 201 Liberty Lake, WA 99019	165,000		0.22	%(6)

Alastair H. Summers – Director(2) 1611 N. Molter Road, Ste 201 Liberty Lake, WA 99019	170,000		0.22	%(6)

Darrick Hunt – Director(5) 1611 N. Molter Road, Ste 201 Liberty Lake, WA 99019	4,230,000		5.41	%(6)

Matthew Hughes – EVP & COO(3)(8) 1611 N. Molter Road, Ste 201 Liberty Lake, WA 99019	605,000		0.79	%(6)

Bryn D. Harman – Chief Financial Officer(8) 1611 N. Molter Road, Ste 201 Liberty Lake, WA 99019	25,324		0.03	%(6)

Danilo Silva – President of Cerro Cazador, S.A.(2) 1611 N. Molter Road, Ste 201 Liberty Lake, WA 99019	150,000		0.20	%(6)

Total Management Group	115,072,524	*	94.54	%(7)
*All executive officers and directors as a group (9 persons)

_________________________________________
(1)
Includes 45,048,446 shares and 41,528,248 shares that could be issued through warrant conversion from a prior promissory note owned through the Hunt Family Limited Partnership; 508,700 shares owned jointly owned with Resa Hunt, Tim’s wife; 20,570,806 shares owned directly by Tim Hunt; 250,000 shares that could be issued upon exercise of options within 60 days, and 300,000 shares that could be issued through warrant conversion from a prior private equity sale. Tim Hunt personally exercises control powers over HFLP.

(2)	includes 150,000 shares that could be issued upon exercise of options within 60 days.

(3)	includes 400,000 shares that could be issued upon exercise of options within 60 days.

(4)	includes 400,000 shares that could be issued upon exercise of options within 60 days.

(5)	includes 1,840,000 shares that could be issued through warrant conversion and 150,000 shares that could be issued upon exercise of options within 60 days.

(6)	percentage calculations noted above assumes that only specific individual identified exercised its options and/or warrants.

(7)	percentage calculation assumes that all executive officers and directors exercise options and/or warrants.

(8)	Effective February 2, 2010, Mr. Hughes resigned from the position of Chief Operating Officer of the Company and Mr. Harman resigned from the position of Chief Financial Officer of the Company.

There are no arrangements known to the Company, the operation of which may at a subsequent time result in the change of control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent (10%) owners are required by Security and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) form filed by them.

Section 16(a) of the Securities Exchange Act of 1934 requires  our officers, directors and persons owning more than 10% of our common stock are obligated to file reports of ownership and changes in ownership with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934. To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our fiscal year ended December 31, 2009 our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements with the exception of the following: Alistair H. Summers (1 Report, 1 Transaction), Eberhard A. Schmidt (1 Report, 1 Transaction), Bryn Harman (1 report, 1 transaction) and Mathew Hughes (1 report, 1 transaction).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Company has lease commitments on office space and storage space owned by Hunt Family Limited Partnership, an entity controlled by the Company’s Chairman and CEO. The total annual lease obligation for this facility is $68,523 (not including common area maintenance charges).

In January 2007, the Company obtained an unsecured loan commitment for multiple advances up to $2,000,000 from Hunt Family Limited Partnership (“HFLP”), an entity controlled by the Company’s Chairman and CEO, for the purpose of providing working capital, surety, bonding and/or indemnification purposes for HuntMountain Resources Ltd. and its subsidiaries.

In August 2007, the Company obtained an amended, unsecured loan commitment for multiple advances up to $5,000,000 from HFLP, effective August 1, 2007, to amend the January 2007 note. The simple interest rate on the new bridge financing note was eleven percent (11%) per annum. The aggregate amount of unpaid advances and accrued and unpaid interest under the amended note was convertible into equity securities of the Company at the same price and terms as securities sold by the Company to investors in its next equity financing.

In October 2007, the Company obtained an amended and restated convertible unsecured note for multiple advances up to $5,000,000 (“the October Note”) from HFLP to provide working capital for the Company and its subsidiaries.  The amended note was effective on October 23, 2007.  The amended and restated convertible unsecured note was completed to replace the previous bridge financing note that was effective August 1, 2007. The simple interest rate of the October Note is eleven percent (11%) per annum. The aggregate amount of unpaid advances and accrued and unpaid interest under the amended note is convertible, in whole or in part, at the option of the holder into units of the Company’s common stock. Each unit consists of one common share and one common share purchase warrant at a conversion price of $0.25 per unit. The exercise price of the warrants issued pursuant to such conversion is set at $0.40 to acquire one new common share of the Company. The warrants to be issued pursuant to the conversion of the October note are exercisable for a period of five years from the conversion date.

In March 2008 the Company received an additional $500,000 advance from HFLP pursuant to the identical terms of the October Note.  Because, at or prior to receipt of the advance, HFLP management had notified the Company that it would convert all balances of principal and interest of the October Note into units as outlined above, the Company and HFLP agreed that the $500,000 advance in March 2008 would be deemed an advance under the October Note. This advance created an event of default under the terms of the note; however, HFLP waived the default and interest penalties stated in the default provision of the October Note.

In April of 2008 holders of the October Note converted into units, at the conversion price of $0.25 per share outstanding principal of $4,747,000, plus accrued interest of $313,014, of the October Note.  As a result the Company issued a total of 20,240,056 shares and 20,240,056 warrants.

During the second quarter the Company drew an additional $3,025,000 on the October Note, resulting in a balance of $3,525,000 at June 30, 2008.

Between July 1, 2008 and July 30, 2008 the Company drew an additional $1,475,000 on the October Note, resulting in a balance of $5,000,000 on July 30, 2008. On July 30, 2008 holders of the October Note Converted the entire $5,000,000 of October Note principal at a conversion price of $0.25 per unit. As a result the Company issued 20,000,000 shares and 20,000,000 warrants.

On July 31, 2008 the Company drew an additional $500,000 on the October Note, resulting in a balance of $500,000 on that date. Subsequently, on July 31, 2008, holders of the October Note converted the entire $500,000 balance and $98,548 in accrued interest payable relating to the October Note into units at a conversion price of $0.25 per unit. As a result the Company issued 2,394,192 shares and 2,394,192 warrants. During the year ended December 31, 2008 the company paid $14,938 to Alastair Summers, a director of the Company, for consulting services.

As of December 31, 2008 the Company had an exploration advance receivable of $200 owed by Mathew Hughes, an executive officer of the Company.

At December 31, 2007 the Company had an employee advance for field exploration expenses from an officer of Cerro Cazador S.A. of $1,870.

At December 31, 2007 the Company had an employee advance for field exploration expenses from an officer of Cerro Cazador S.A. of $348.

As of December 31, 2008 the Company had an exploration advance receivable of $3,420 owed by Danilo Silva, an executive officer of CCSA.

During the year ended December 31, 2007 the Company paid $73,616 to Huntwood Custom Cabinets, an entity controlled by the Company’s Chief Executive Officer and Chairman, Tim Hunt, for management consulting services.

During the year ended December 31, 2007 the Company paid $17,895 in professional fees to Workland & Witherspoon, PLLC, a firm in which Greg Lipsker, a shareholder of the Company and the Company’s Vice-Chairman, was a partner.

On April 22, 2009 the Board of Directors approved a $5,000,000 convertible unsecured note with HFL Partnership. The principal and interest amount may be converted into units at a conversion price of $.10 per unit.  Each unit consists of one share of common stock and one warrant.  In connection with this, the Board approved a 2,000,000 warrant grant and a 3% NSR on the Company’s Mexico properties to be given to HFLP Partnership.

On December 17, 2009 the Board of Directors approved an amendment to the convertible unsecured note with HFLP Partnership that was approved by the board on April 22, 2009.  The amendment extended the maturity date and increased the principal amount to $5,500,000.

On February 18, 2010 the Board of Directors approved for its Nevada and Mexico assets to be sold to HFL Partnership in partial repayment of the debt owed by the Company.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

The aggregate fees billed for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2008 and 2007 and for services rendered by the Company’s principal accountant relating to the preparation of quarterly financial statements for inclusion in the Company’s quarterly reports on Form 10Q were $57,597 and $45,692 respectively.

Audit Related Fees

The Company incurred no fees during the last two fiscal years for assurance and related services by the Company’s principal accountant that were reasonably related to the performance of the audit of the Company’s financial statements.

Tax Fees

The Company incurred fees totaling $3,432 and $3,291 during the fiscal years ended December 31, 2008 and 2007, respectively, for professional services rendered by the Company’s principal accountant for tax compliance, tax advice and tax planning.

All Other Fees

The Company incurred $7,402 and nil  in fees during the fiscal years ended December 31, 2008 and 2007 respectively, for services rendered by the Company’s principal accountant relating all other services.

Our audit committee’s pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X were that the audit committees pre-approve all accounting related activities prior to the performance of any services by any accountant or auditor.

The percentage of hours expended on the principal accountant’s engagement to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full time, permanent employees was 0%.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

(a)	Market Information

The Common Stock of the Company is quoted on the over the counter market on the NASD supervised Bulletin Board under the symbol “HNTM”.  The following table shows the high and low closing sales prices for the Common Stock for each quarter since January 1, 2007.  The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High Closing	Low Closing

Year Ended 12/31/2007
First Quarter	.80	.39
Second Quarter	.50	.40
Third Quarter	.45	.35
Fourth Quarter	.60	.45

Year Ended 12/31/2008
First Quarter	.93	.50
Second Quarter	.85	.73
Third Quarter	.77	.59
Fourth Quarter	.69	.26

(b)	Holders

There are approximately 1,421 holders of the Registrant's common equity at the date hereof.

(c)	Dividends

We have never paid a dividend.  There is no plan to pay dividends for the foreseeable future.

(d)	Securities Authorized for Issuance Under Equity Compensation Plans

Securities Authorized for Issuance Under Equity Compensation Plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	2,495,000	$0.45	505,000
Equity compensation plans not approved by shareholders	-0-	-0-	-0-
Total	2,495,000	$0.45	505,000

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also find the materials we file with the SEC on the “About Us — Investor Information” section of our website at http://www.edenbio.com. Information on our website is not incorporated by reference into, or made a part of, this proxy statement.

HOUSEHOLDING

Beneficial owners, but not record holders, of our common stock who share a single address may receive only one copy of this proxy statement, unless their broker has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing expenses. If any beneficial owner at such an address wishes to discontinue householding and receive a separate copy of the proxy statement, they should notify their broker. Beneficial owners sharing an address to which a single copy of the proxy statement was delivered can also request prompt delivery of a separate copy of the proxy statement by contacting us at HuntMountain Resources Ltd., Attn: Secretary, 1611 N. Molter, Ste 201, Liberty Lake, WA  99019.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have additional questions about the special meeting, you should contact:

Tim Hunt, President
HuntMountain Resources Ltd.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Subsequent Shareholder Meetings

After the conclusion of the meeting of shareholders, there will be no subsequent meetings of shareholders.

OTHER BUSINESS

We know of no other business to be presented at the special meeting, and no other matters properly may be presented for a vote at the special meeting. If any other business properly were to come before the special meeting, it is intended that the shares represented by proxies would be voted with respect thereto in accordance with the best judgment of the persons named in the accompanying form of proxy.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and delivered to you with this proxy statement. This proxy statement incorporates by reference our annual report on Form 10-K for the year ended December 31, 2008 (File No. 001-01428), as filed with the SEC on April 14, 2009.

Our annual report on Form 10-K contains important information about us and our financial condition that is not set forth in this proxy statement. A copy of our annual report on Form 10-K for the year ended December 31, 2008 and all reports filed with the SEC subsequent thereto, are being delivered with this proxy statement. In addition, this report has been filed with the SEC and may be accessed from the SEC’s website at http://www.sec.gov.

Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Tim Hunt
Chief Executive Officer and
Chief Financial Officer
March 20, 2010
Liberty Lake, Washington

Annex A

PLAN OF COMPLETE DISSOLUTION AND LIQUIDATION
OF
HUNTMOUNTAIN RESOURCES LTD.

WHEREAS, the Board of Directors and the shareholders of HuntMountain Resources Ltd., a Washington corporation (the “Company”), wish to accomplish the complete dissolution and liquidation of the Company in accordance with Chapter 23B.14 and other applicable provisions of the Washington Business Corporation Act (the “WBCA”) and Section 354 of the Internal Revenue Code of 1986, as amended (the “Code”).

1.                              Approval and Adoption of the Plan. This Plan of Complete Dissolution and Liquidation (the “Plan”) shall become effective when all of the following steps have been completed:

a)                          Resolutions of the Company’s Board of Directors. The Company’s Board of Directors (the “Board”) shall have adopted a resolution or resolutions with respect to the following:

i)                         Complete Dissolution and Liquidation. The Board shall determine that it is advisable and in the best interests of the Company and its shareholders for the Company to be dissolved and liquidated completely;

ii)                        Adoption of the Plan. The Board shall approve the Plan as the appropriate means for carrying out the complete dissolution and liquidation of the Company;

iii)                       Recommend the Plan to Shareholders. The Board shall recommend the Plan for approval by the shareholders of the Company; and

iv)                       Disposition of Assets. The Board shall, as part of the Plan, approve the sale, exchange or other disposition of all of the Company’s remaining property and assets, on such terms and conditions and in such manner as it deems necessary, appropriate or advisable in the best interests of the Company and its shareholders in order to facilitate liquidation and distributions to the Company’s creditors and shareholders, as appropriate.

b)                           Approval of the Plan by the Company’s Shareholders. The holders of at least two-thirds of the outstanding shares of the Company’s common stock entitled to vote thereon shall have approved the Plan at a special meeting of the shareholders of the Company called for such purpose by the Board. The approval of the Plan by the requisite vote of the holders of the Common Stock shall constitute full and complete authority for the Board and the officers of the Company, without further shareholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the WBCA, including without limitation, the authority to sell, exchange or otherwise dispose of in liquidation all of the property and assets of the Company following the Effective Date (as defined in Section 2(a) below), whether such sale, exchange or other disposition occurs in one transaction or a series of transactions.

2.                              Dissolution and Liquidation Period. After approval and adoption of the Plan in accordance with Section 1, the steps set forth below shall be completed at such times as the management, in its discretion, deems necessary, appropriate or advisable in the best interests of the Company and its shareholders. Without limiting the generality of the foregoing, the Board may instruct the officers of the Company to delay the taking of any of the following steps until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate or advisable in the best interests of the Company and its shareholders to maximize the value of the Company’s assets upon liquidation; provided that such steps may not be delayed longer than is permitted by applicable law.

a)                           The filing of Articles of Dissolution of the Company (the “Articles of Dissolution”) pursuant to RCW 23B.14.030 (the date on which the Articles of Dissolution are filed are referred to herein as the “Effective Date”), and the completion of all actions that may be necessary, appropriate or advisable in the best interests of the Company and its shareholders to wind up and liquidate its business and affairs;

b)                          The publication of notice, in accordance with the terms of RCW 23B.14.030, of the Company’s dissolution in a newspaper of general circulation in King County, Washington, within 30 days after the Effective Date, which notice must be published once a week for three consecutive weeks;

c)                           The mailing of written notice, in accordance with the terms of RCW 23B.14.060, of the Company’s dissolution to the holders of known claims (as defined in RCW 23B.14.060(3)) at any time after the publication of notice as set forth in subparagraph (b) above;

d)                          The cessation of all of the Company’s business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except and insofar as appropriate for the sale or other disposition of its property and assets and for the proper winding up and liquidation of the Company in accordance with the Plan and pursuant to the WBCA;

e)                           The collection and disposal of the Company’s properties and assets that will be applied toward satisfaction or making reasonable provision for satisfaction of the Company’s liabilities or will otherwise not be distributed in kind to its shareholders, in all cases subject to applicable liens and security interests and applicable contractual restrictions on dispositions, pursuant to RCW 23B.14.050;

f)                           The negotiation and consummation of sales or other dispositions of all of the assets and properties of the Company, except the securities of Hunt Mining Corp. as much as possible, including the assumption by the purchaser or purchasers of any or all liabilities of the Company, insofar as the management deems such sales or dispositions to be necessary, appropriate or advisable in the best interests of the Company and its shareholders;

g)                          As determined by management , the prosecution, defense, settlement or other resolution of any and all claims or suits, whether civil, criminal or administrative, by or against the Company and the satisfaction of or the making of reasonable provision for the satisfaction of any and all liabilities of the Company, whether arising in tort or by contract, statute, or otherwise, and whether matured or unmatured, contingent, or conditional, by means of insurance coverage, provision of security therefor, contractual assumptions thereof by a solvent person or any other means that management determines is reasonably calculated to provide for satisfaction of the reasonably estimated amount of such liabilities. Upon making such determination,  management shall, for purposes of determining whether a subsequent distribution to shareholders is prohibited under RCW 23B.06.400(2), be entitled to treat such liabilities as fully satisfied by the assets used or committed in order to make such provision. For purposes of determining whether a distribution to shareholders is prohibited, management also shall be entitled to disregard, and make no provision for the satisfaction of, any liabilities that are barred in accordance with RCW 23B.14.060(2), or that may exceed any provision for their satisfaction ordered by a court pursuant to RCW 23B.14.065, or that managementdoes not consider, based on the facts known to it, reasonably likely to arise prior to expiration of the survival period specified in RCW 23B.14.340. Such liabilities shall be satisfied, or management shall make reasonable provision for satisfying such liabilities, in accordance with their priorities as established by law, and on a pro rata basis within each class of liabilities. Notwithstanding any provision in the Plan to the contrary, if management deems it necessary, appropriate or advisable in the best interests of the Company and its shareholders, management may (i) petition to have the dissolution continued under court supervision in accordance with RCW 23B.14.300 or, to the extent the conditions of RCW 23B.14.050(4) may be applicable, dedicate the Company’s property and assets to the repayment of its creditors by making an assignment for the benefit of creditors or obtain the appointment of a general receiver or (ii) file an application pursuant to RCW 23B.14.065 for a court determination of (a) the amount and form of reasonable provision to be made for satisfaction of any one or more claims or liabilities that have arisen or that are reasonably likely to arise within the survival period specified in RCW 23B.14.340 or (b) whether the provision made or proposed to be made by management for the satisfaction of any one or more claims or liabilities is reasonable;

h)                          Subject to the limitations of RCW 23B.06.400, the distribution of the remaining net assets of the Company, if any, to its shareholders pursuant to Sections 4 and 7 below; and

i)                            The taking of any and all other actions permitted or required by the WBCA and any other applicable laws and regulations, including but not limited to, federal tax and securities laws and regulations and the NASDAQ Marketplace Rules and regulations, in connection with the winding up and liquidation of the Company.

3.                              Authority of Officers and Directors. Prior to and after the Effective Date, the Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by the WBCA. The Board may appoint officers and management may hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay to the Company’s officers, directors, employees and independent contractors, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the successful implementation of the Plan, provided that any such compensation shall be fair and reasonable with respect to the efforts expended by any recipient of such compensation. Approval of the Plan by holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote shall constitute the approval of the Company’s shareholders of the Board’s or management’s authorization of the payment of any such compensation.

The approval of the Plan by the holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote shall constitute full and complete authority for the Board and the officers of the Company, without further shareholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable in the best interests of the Company and its shareholders: (i) to dissolve the Company in accordance with the WBCA and cause its withdrawal from all jurisdictions in which it and its subsidiaries are authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the property and assets of the Company; (iii) to prosecute, defend, settle or otherwise resolve any claims or suits by or against the Company; (iv) to satisfy or make reasonable provision for the satisfaction of the Company’s obligations and liabilities in accordance with any applicable provision of the WBCA; (v) to distribute all of the remaining funds of the Company and any unsold assets of the Company pro rata to the holders of the Common Stock; and (vi) to otherwise take any and all actions permitted or required by the WBCA and other applicable laws and regulations to wind up and liquidate the Company.

4.                              Conversion of Assets Into Cash or Other Distributable Form.  The officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, to sell and convert into cash or other distributable form any and all property and assets of the Company, except of the securities of Hunt Mining Corp as much as possible, and to (a) pay, satisfy and discharge, or make reasonable provision for the payment, satisfaction and discharge of, any and all liabilities of the Company pursuant to Section 2 above, including all expenses associated with the defense, prosecution, settlement or other resolution of any claims or suits by or against the Company, the sale or other disposition of the Company’s property and assets, and the dissolution and liquidation provided for by the Plan, and (b) make distributions to shareholders pursuant to Section 7 below.

5.                              Professional Fees and Expenses. It is specifically contemplated that the Company will retain a law firm or law firms selected by the Board to provide legal advice and guidance in implementing the Plan, and the Company shall pay all legal fees and expenses reasonably incurred by the Company in connection with or arising out of the implementation of the Plan, including, among other things, the prosecution, defense, settlement or other resolutions of any claims or suits by or against the Company, the discharge of obligations and liabilities of the Company, and the advancement and reimbursement of any legal fees and expenses payable by the Company pursuant to the indemnification provided by the Company in its Restated Articles of Incorporation, as amended, and Third Amended and Restated Bylaws, the WBCA, or otherwise.

In addition, in connection with and for the purpose of implementing and assuring completion of the Plan, the Company may, as management determines necessary, appropriate or advisable in the best interests of the Company and its shareholders, engage and pay any brokerage, agency, professional and other reasonable fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets, the implementation of the Plan and the winding up and liquidation of the Company.

6.                              Indemnification. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Restated Articles of Incorporation, as amended, and Third Amended and Restated Bylaws, the WBCA, or otherwise, for actions taken in connection with the Plan and the winding up of the affairs of the Company. Management is authorized to obtain and maintain insurance as it may be necessary, appropriate or advisable in the best interests of the Company and its shareholders to cover any of the Company’s obligations under the Plan, including without limitation, directors’ and officers’ liability coverage and insurance coverage reasonably calculated to provide for satisfaction of reasonably estimated liability claims under RCW 23B.14.050(3).

7.                              Liquidating Distributions. Liquidating distributions, in cash or in kind, shall be made after the Effective Date to the holders of record of the shares of Common Stock of the Company outstanding at the close of business on the Effective Date, pro rata in accordance with the respective number of shares then held of record; provided that, prior to any such distribution, management has made a determination that reasonable provision has been made for the payment, satisfaction and discharge of all known, conditional, unmatured or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the prosecution, defense, settlement or other resolution of any claims or suits by or against the Company, the sale of property and assets, and the complete liquidation of the Company) by means reasonably calculated to provide for satisfaction of the reasonably estimated amount of such liabilities. All determinations as to the time for and the amount and kind of liquidating distributions shall be made in the exercise of the absolute discretion of management and in accordance with any applicable provision of the WBCA. As provided in Section 10 below, distributions made pursuant to the Plan are intended to be treated as distributions made in conjuction with a D reorganization under Section 354 of the Code and the Treasury regulations promulgated thereunder.

If any liquidating distribution to shareholders of the Company cannot be made pursuant to the Plan, whether because the shareholder cannot be located, has not surrendered its certificates evidencing the Common Stock as may be required pursuant to Section 9 below, is not competent to receive the distribution, or for any other reason, then the distribution to which such shareholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the Washington State Treasurer or the official of such state or other jurisdiction authorized or permitted by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such shareholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

8.                              Amendment, Modification or Abandonment of the Plan. If for any reason the Board determines that such action would be in the best interests of the Company and its shareholders, the Board may, in its sole discretion and without further shareholder approval, revoke the Plan and all actions contemplated hereunder, to the extent and in the manner permitted by the WBCA, (i) at any time prior to the Effective Date, or (ii) at any time within 120 days after the Effective Date. The Board may not amend or modify the Plan under circumstances that would require additional shareholder approval under the WBCA and/or the federal securities laws or NASDAQ requirements without complying with the WBCA and/or the federal securities laws or NASDAQ requirements. Upon the effective date of revocation of dissolution, the Plan shall be void.

9.                              Cancellation of Stock and Stock Certificates. The distributions to the Company’s shareholders pursuant to Section 7 hereof shall be in complete cancellation of all of the outstanding shares of the Common Stock. From and after the Effective Date, and subject to applicable law, the Common Stock will be treated as no longer being outstanding and each holder of Common Stock shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with Section 7 hereof. As a condition to delivery of any distribution to the Company’s shareholders, management, in its absolute discretion, may require the Company’s shareholders to (i) surrender their certificates evidencing their shares of Common Stock to the Company, or (ii) furnish the Company with evidence satisfactory to management of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to management. The Company will close its stock transfer books and discontinue recording transfers of shares of stock of the Company at the Effective Date, and thereafter certificates representing shares of Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

10.                            Liquidation Under Code Section 354 It is intended that the Plan constitutes a plan of D reorganization with complete liquidation of the Company and a distribution under  Section 354 of the Code. The Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of Code Section 354 and the Treasury regulations promulgated thereunder, including, without limitation, the making of an election, if applicable.

11.                            Filing of Tax Returns, Forms and Other Reports and Statements. The appropriate officers of the Company are authorized and directed to prepare (or cause to be prepared), execute and file (or cause to be filed) in accordance with all applicable laws such returns, forms, reports and information statements, and any schedules or attachments to any of the foregoing, as may be necessary or appropriate or required under applicable law in connection with the Plan and the carrying out thereof, including, without limitation, Internal Revenue Service Form 966 as provided under Section 6043 of the Code and the Treasury regulations promulgated thereunder.

SPECIAL MEETING OF STOCKHOLDERS OF
HUNTMOUNTAIN RESOURCES LTD.

August 13, 2010

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED PRE-ADDRESSED RETURN ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK. ALTERNATIVELY, YOU MAY SCAN AND EMAIL IT TO ________________________________________ OR FAX IT TO ________________________________________

THE PROPOSAL

Dissolve and Liquidate HuntMountain Resources Ltd.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature of Stockholder	Date	Signature of Joint Stockholder	Date

Please sign exactly as your name or names appear hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership's name by authorized person.